Exhibit 10.1

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
(“AGREEMENT”)

BY AND BETWEEN

REXFORD INDUSTRIAL REALTY, L.P.,
a MARYLAND LIMITED PARTNERSHIP
(“BUYER”)

AND

CSHV RANCHO PACIFICA, LLC,
a DELAWARE LIMITED LIABILITY COMPANY
(“SELLER”)

i

	(c)	Termination	11
8.	Prorations and Deposits		11
	(a)	Rent	11
	(b)	Leasing Costs	12
	(c)	Security Deposits	12
	(d)	Utility Charges	12
	(e)	Real Estate Taxes and Assessments	12
	(f)	Tenant Common Area Charges	12
	(g)	Other Apportionments	13
	(h)	Preliminary Closing Adjustment	13
	(i)	Post-Closing Reconciliation	13
	(j)	Collection Cooperation	13
9.	Representations and Warranties		13
	(a)	Buyer’s Representations and Warranties	14
	(b)	Seller’s Representations and Warranties	15
	(c)	Limitations on Seller’s Liability	16
	(d)	Disclaimer of Seller Representations and Warranties	18
	(e)	Release	21
10.	Remedies		22
	(a)	REMEDIES FOR BUYER’S BREACH	22
	(b)	Remedies for Seller’s Breach	22
	(c)	Survival of Indemnities	23
11.	Buyer’s Obligations Pending Closing		23
12.	Seller’s Obligations Pending Closing		23
13.	Damage or Destruction		24
14.	Eminent Domain		24
15.	Commissions		25
16.	Publicity and Confidentiality		25
17.	Exculpation		26
18.	Execution of Documents by Seller		26
19	Sophistication of the Parties		26
20.	Notice		27
21.	Miscellaneous		29

ii

(a)	Successors and Assigns	29
(b)	Amendments	29
(c)	Governing Law	30
(d)	Interpretation	30
(e)	No Obligation to Third Parties	30
(f)	Further Assurances	30
(g)	Merger of Prior Agreements	30
(h)	Enforcement	30
(i)	Time	30
(j)	Severability	31
(k)	No Waiver	31
(l)	Legal Representation	31
(m)	Schedules and Exhibits	31
(n)	Intentionally Omitted	31
(o)	Indemnity	31
(p)	Signer’s Warranty	32
(q)	No Offer or Binding Contract	32
(r)	Counterparts	32
(s)	Survival	32
(t)	1031 Exchange	33
(u)	SEC Reporting Requirements	33

iii

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is dated as of July 5, 2017 (the “Effective Date”), and is entered into by and between REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Buyer”), and CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (“Seller”).
1.Purchase and Sale of Property. Seller hereby agrees to sell, and Buyer hereby agrees to acquire, upon the terms and conditions herein stated, that certain real property located in the City of Rancho Dominguez, County of Los Angeles, State of California, which is more particularly described in Exhibit A (the “Real Property”), together with:
(a)All buildings, improvements and other structures presently located on the Real Property (the “Improvements”); provided, however, that “Improvements” shall not include any fixtures or other improvements owned by “Tenants” (as hereinafter defined);
(b)All personal property (excluding cash and software) owned by Seller, if any, located in or on, and used exclusively in connection with the operation of, the Real Property or the Improvements (the “Personal Property”);
(c)Any and all of Seller’s right, title and interest in and to the leases, licenses and occupancy agreements, including amendments thereto, covering all or any portion of the Real Property or Improvements (collectively the “Leases”) to the extent such Leases are in effect at “Closing” (as hereinafter defined), including any guaranties thereof and any security deposits thereunder in Seller’s possession at Closing; and
(d)Any and all of Seller’s right, title and interest in and to any of the following existing at the Closing (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) relating to the leasing, operation, maintenance or repair of the Real Property, Improvements or Personal Property, (ii) all assignable warranties and guaranties issued to Seller in connection with the Improvements or the Personal Property, (iii) all assignable permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Real Property, and (iv) the non‑exclusive use of the names “Rancho Pacifica Industrial Park” and “Rancho Pacifica Park” (the property described in this Paragraph 1(d) being sometimes herein referred to collectively as the “Intangibles”).
The Real Property, Improvements, Personal Property, Leases and Intangibles are collectively referred to hereinafter as the “Property.”
2.Purchase Price. The purchase price for the Property shall be Two Hundred Ten Million Five Hundred Thousand Dollars ($210,500,000) (the “Purchase Price”), payable as follows:
(a)No later than one (1) business day following the Effective Date, Buyer shall deposit in “Escrow” (as hereinafter defined) with First American Title Insurance Company, Attention: Maurice Neri (“Escrow Holder”), in an interest-bearing account established by Escrow Holder (the “Escrow Account”), in cash or other immediately available funds, the sum of Six

Million Dollars ($6,000,000) (the “Deposit”). The Escrow Holder shall hold the Deposit or any portion thereof in the Escrow Account, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Buyer, and Buyer shall be responsible for the payment of all costs and fees imposed on the Escrow Account. Nevertheless, all interest accrued on such sum shall be held and disbursed with, and deemed to be a part of, the “Deposit” for all purposes of this Agreement. At Closing, the Deposit and all interest accrued thereon shall be applied toward the Purchase Price and paid through Escrow to Seller. The Deposit is nonrefundable to Buyer except as expressly provided in this Agreement.
(b)In any event or circumstance in which Buyer shall be entitled to the return of the Deposit, the amount of One Hundred Dollars ($100.00) (“Independent Consideration”) shall be withheld therefrom and delivered to Seller, which amount the parties bargained for and agreed to as consideration for Seller’s grant to Buyer of Buyer’s exclusive right to purchase the Property and to terminate this Agreement pursuant to the terms hereof, and for Seller’s execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non-refundable under any circumstances, and shall be retained by Seller notwithstanding any other provisions of this Agreement.
(c)The balance of the Purchase Price, plus or minus any applicable prorations pursuant to this Agreement, shall be deposited by Buyer into the Escrow Account and shall be paid through Escrow to Seller at Closing in cash or other immediately available funds not later than 2:00 p.m. Eastern time on the “Closing Date” (hereafter defined).
(d)    Buyer shall have the right to cause the Purchase Price to be allocated among the buildings and/or parcels comprising the Property in amounts determined by Buyer in Buyer’s reasonable discretion by notice to Seller and Escrow Holder of such allocation no later than ten (10) business days prior to the Closing Date.
3.Conditions to Closing.
(a)Buyer’s Approvals. The “Due Diligence Period” shall expire at 5:00 p.m. on July 10, 2017. Buyer’s obligation to consummate the transactions contemplated by this Agreement (the “Transactions”) is subject to and conditioned upon Buyer’s approval, deemed approval or waiver of the right to approve of the following prior to the expiration of the Due Diligence Period:
(i)Title and Survey Review. The condition of the title to the Property. Seller shall order an ALTA commitment for title insurance with respect to the Real Property (the “Title Commitment”) prepared by First American Title Insurance Company, Attention: Maurice Neri and Bobby Hatfield (the “Title Company”), and Seller shall request that the Title Company deliver the Title Commitment, together with copies of all documents referred to therein, to Buyer. Seller will provide to Buyer the most current survey of the Property in Seller’s possession. Buyer may, at Buyer’s sole cost and expense, obtain a current survey of the Real Property (the “Survey”). It shall be a condition to Closing that the Title Company shall be committed to issue to Buyer an ALTA standard coverage Owner’s Policy of Title Insurance, or, if

Buyer elects, an ALTA extended coverage Owner’s Policy of Title Insurance, in an amount equal to the Purchase Price and insuring title to the Property is vested in Buyer, subject only to the “Permitted Exceptions” (as hereinafter defined), and including only the “Endorsements” (as hereinafter defined) (the “Title Policy”). The following matters shall be deemed “Permitted Exceptions”: all matters disclosed by the Title Commitment except only (A) those matters which the Title Company has removed from the Title Commitment by written supplement and (B) those matters which Seller has agreed in writing to cause to be removed at or before Closing. The “Endorsements” shall include only those endorsements which, prior to the expiration of the Due Diligence Period, the Title Company has agreed in writing to include in the Title Policy or Seller has agreed in writing to cause to be included in the Title Policy. To the extent that the issuance of the Title Policy is conditioned on any act, the provision of any information or the execution of any document by Seller (each a “Seller Title Requirement”) which Seller has not expressly agreed to in writing, then, unless Buyer shall have given notice of disapproval prior to the expiration of the Due Diligence Period pursuant to Paragraph 3(b), Buyer shall be deemed to have agreed to accept the Title Policy with the inclusion therein of any and all additional qualifications and exceptions to coverage which the Title Company may deem appropriate to include therein on account of such Seller Title Requirement, each of which shall be deemed a Permitted Exception. Notwithstanding the foregoing provisions of this Paragraph 3(a)(i), Seller agrees to cause the Title Company to remove or discharge from record (which, for the avoidance of doubt, includes Seller’s ability to bond over any item referenced in clause (y) below (to Buyer’s reasonable satisfaction)) at or prior to Closing, (x) any mortgage, deed of trust or other encumbrance evidencing outstanding indebtedness placed on the Property by Seller and (y) any mechanic’s or materialman’s liens or any other monetary liens affecting the Property that were created as a result of acts or omissions taken or made by or on behalf of Seller (e.g., claims arising from work commissioned by or on behalf of Seller) which may be discharged by the payment of a fixed and ascertainable sum of money. Further, Seller hereby agrees to provide to the Title Company at or prior to Closing (1) an owner’s affidavit with respect to certain certifications as the Title Company may reasonably require in order to issue the Title Policy and (2) a so-called “Gap Indemnity” to the extent required by the Title Company in order to permit the Transactions to close pursuant to a so-called “Gap Closing,” each in form and substance reasonably agreed to by the Title Company and Seller prior to the expiration of the Due Diligence Period. If, following the expiration of the Due Diligence Period, Buyer receives an update to the Title Commitment (an “Updated Title Commitment”), which Updated Title Commitment reflects exception(s) to title that were not first disclosed on a prior Title Commitment (“New Title Exception(s)”), then Buyer shall have until the sooner to occur of the Closing Date and one (1) business day after receipt of any update to the Updated Title Commitment, to notify Seller in writing (“Title Objection Notice”) of Buyer’s objection to any New Title Exception (“Objectionable Exception(s)”). Any New Title Exception which is not identified in Buyer’s Title Objection Notice shall be a Permitted Exception. Within three (3) business days after receipt of the Title Objection Notice (the parties agreeing that Closing shall be extended to accommodate such period, if necessary), Seller shall notify Buyer in writing (the “Title Response Notice”) whether or not Seller will cure any or all of such Objectionable Exception(s); provided, however, that Seller shall have no obligation to cure, or attempt to cure, any Objectionable Exception. Failure of Seller to give notice to Buyer with respect to all or any Objectionable Exceptions shall be deemed an election by Seller not to cure such objection(s). If

Seller notifies Buyer that it will not cure any Objectionable Exception(s), or such is deemed to be the case, then, prior to the sooner to occur of the Closing Date and one (1) business day after Buyer’s receipt, or deemed receipt, of Seller’s Title Response Notice, Buyer shall elect to either (i) waive in writing the Buyer’s Objectionable Exception(s) and proceed to Closing (in which event all Objectionable Exception(s) shall be considered Permitted Exceptions); or (ii) terminate this Agreement by providing written notice of such termination to Seller whereupon this Agreement shall automatically terminate and the provisions of Paragraph 3(e) shall apply.
(ii)Lease Review. The Leases and all Tenants thereunder (the “Tenants”);
(iii)Condition of the Property. The condition of the Property, including, but not limited to, the structure of the Improvements, the boundaries and dimensions of the Real Property and Improvements, entitlements and permits relating to the Property, the soils and environmental condition of the Property, the physical and economic condition of the Property, the suitability of the Property for Buyer’s intended use, and any and all other matters relating to the Property deemed relevant by Buyer. Notwithstanding the foregoing, Buyer has had the opportunity to review and approve the condition of the roofs and the structural report that contains a scenario upper loss (SUL) of 21% or lower, and the condition of the HVAC systems, and hereby waives any right to object to the same or terminate this Agreement pursuant to Paragraph 3(b) as a result thereof;
(iv)Books and Records. All books and records relating to the Property in Seller’s possession. Seller shall use good faith efforts to make such books and records available for Buyer’s review. Notwithstanding anything to the contrary in this Agreement, Seller shall not be obligated to provide Buyer with any of Seller’s internal memoranda or reports, any financial projections, budgets or appraisals, or any other confidential, proprietary or privileged information (the “Confidential Information”). In addition, Seller shall not have any liability, obligation or responsibility of any kind with respect to the content or accuracy of any report, study, opinion, projection or analysis; and
(v)Operating Agreements. All Operating Agreements. If permitted under any Operating Agreement, Seller shall, after expiration of the Due Diligence Period, but prior to Closing, submit written notice to the applicable vendor(s) to terminate (with a copy of such notice to be delivered to Buyer) any Operating Agreement which Buyer has notified Seller in writing prior to the expiration of the Due Diligence Period that Buyer does not wish to assume; provided that, Seller shall not be obligated to terminate any Operating Agreement where such termination would result in a default under such Operating Agreement, or where Seller would incur any expense in connection with such termination; and provided further that in any event, except for the “Terminable Operating Agreement” (as hereinafter defined), Buyer shall indemnify, defend and hold harmless Seller and the “Seller Parties” (as hereinafter defined) from any and all liability, claims, demands, damages and costs (including attorney’s fees and expenses) on account of any such termination or attempted termination of any Operating Agreement. Such non-terminable Operating Agreements, if any, shall be assumed by Buyer as of the Closing. If Seller provides notice to terminate any Operating Agreement which Buyer has notified Seller in writing that Buyer does not wish to assume, but such Operating Agreement cannot be effectively terminated until after the Closing Date (e.g., a service contract may require at least thirty (30) days advance notice of termination before its termination becomes effective), Buyer shall assume such Operating Agreement as of the Closing until such termination becomes effective in accordance with the terms and conditions of such Operating Agreement. The foregoing to the contrary notwithstanding, Seller shall cause the following Operating Agreements (the “Terminable Operating Agreement”) to be terminated at Closing without liability or expense to Buyer: (1) the current property management agreement for the Property, and (2) the listing agreement for the Property.
(b)Notice of Disapproval. For purposes of this Paragraph 3, an approval which is conditioned or qualified in any way shall be deemed a disapproval. If Buyer disapproves of any of the items set forth in Paragraph 3(a), Buyer shall deliver written notice of such disapproval to Seller and Escrow Holder prior to the expiration of the Due Diligence Period (“Buyer’s Notice”) and this Agreement shall automatically terminate and the provisions of Paragraph 3(e) shall apply. In the event Buyer does not deliver a Buyer’s Notice to Seller prior to the expiration of the Due Diligence Period, then Buyer shall be conclusively deemed to have approved all of the items set forth in Paragraph 3(a), to have waived any right to terminate this Agreement pursuant to this Paragraph 3(b) and to have elected to proceed with the Transactions as set forth herein.
(c)Additional Conditions Precedent. Buyer’s obligation to consummate the Transactions is also subject to and conditioned upon the satisfaction of the following additional conditions:
(i)Tenant Estoppel Certificates. Receipt by Buyer prior to Closing of tenant estoppel certificates addressed to Buyer, executed by Tenants with respect to such Tenants’ Leases, and dated no earlier than sixty (60) days prior to Closing, representing at least seventy-five percent (75%) of the occupied rentable area of the Improvements, which shall include the Required Estoppels (defined below) (the “Required Estoppel Percentage”), substantially in the form attached hereto as Exhibit G (“Tenant Estoppel Certificates”); provided, however, that (a) if the form of Tenant Estoppel Certificate attached hereto requests information in addition to or different than that required to be given pursuant to a Tenant’s Lease, this condition will be satisfied for such Tenant if such Tenant executes an estoppel certificate in the form required pursuant to such Tenant’s Lease and (b) Buyer agrees to accept a “Seller Estoppel Certificate” (as hereinafter defined) in lieu of a Tenant Estoppel Certificate for up to (but no more than) ten percent (10%) of the occupied rentable area of the Improvements (the “Seller Estoppel Maximum”) in order to achieve the Required Estoppel Percentage, provided that Seller shall not be entitled to deliver Seller Estoppel Certificates in lieu of any of the Required Estoppels. “Required Estoppels” means Tenant Estoppel Certificates for the following Tenants: Command Logistics Services, Inc., Union Supply Company and Maran, Inc. The foregoing condition precedent to deliver Tenant Estoppel Certificates and/or Seller Estoppel Certificates (up to the Seller Estoppel Maximum) shall be referred to herein as the “Tenant Estoppel Condition.” Seller shall use reasonable efforts (but without obligation to incur any cost or expense or institute any legal action) to obtain and deliver such Tenant Estoppel Certificates. If any Tenant Estoppel Certificate includes material adverse disclosures that were not previously disclosed in the applicable Lease, this Agreement or any other document delivered to Buyer prior to the expiration of the Due Diligence Period (each, a “Noncomplying Tenant Estoppel Certificate”), then Buyer shall have the right to object to such Noncomplying Tenant Estoppel Certificate. If Buyer fails to deliver written notice to Seller setting forth Buyer’s objections to any Noncomplying Tenant Estoppel Certificate within two (2) business days after Buyer’s receipt thereof (which may be submitted to Buyer in either the form proposed to be executed by such Tenant or as executed by such Tenant, and which, notwithstanding Paragraph 20, may be delivered to Buyer via electronic mail), then Buyer shall be conclusively deemed to have approved such Noncomplying Tenant Estoppel Certificate. For any Tenant from whom Seller is unable to obtain such a Tenant Estoppel Certificate, Seller may, but shall not be obligated to, deliver to Buyer and Buyer shall accept (up to the Seller Estoppel Maximum) a certificate from Seller with respect to such Tenant and such Tenant’s Lease (“Seller Estoppel Certificate”) stating as of the date delivered (1) to Seller’s actual knowledge, neither Seller nor the Tenant is in default under the Lease except for the defaults specified in the Seller Estoppel Certificate, (2) the date through which base rent under the Lease has been paid, (3) the documents constituting the Lease and that, to Seller’s actual knowledge, the Lease is in full force and effect and has not been supplemented or amended except as set forth in such Lease documents, and (4) the amount of the security deposit held by Seller for such Tenant. If, after Seller delivers such Seller Estoppel Certificate with respect to a Tenant, Buyer receives a Tenant Estoppel Certificate executed by such Tenant, the Seller Estoppel Certificate with respect to such Tenant shall be of no force or effect and Seller shall have no liability or obligation to Buyer on account thereof. The provisions of this Agreement limiting the survival of Seller’s representations and warranties and limiting Buyer’s recovery on account of any breach thereof shall apply to the statements contained in all Seller Estoppel Certificates as if they were representations and warranties set forth in Paragraph 9(b) of this Agreement. If the Tenant Estoppel Condition has not been satisfied as of the date which is two (2) business days immediately preceding the “Scheduled Closing Date” (as hereinafter defined), then either Buyer or Seller may, by notice to the other party given on or before the date that is the Scheduled Closing Date (but only once during the term of this Agreement), elect to extend the Scheduled Closing Date for a period not to exceed thirty (30) days in order for Seller to continue its efforts to obtain the necessary Tenant Estoppel Certificates, in which event the Scheduled Closing Date shall be the date that is the earlier of (i) thirty (30) days following the Scheduled Closing Date and (ii) three (3) business days following the date on which either party gives notice to the other that the Tenant Estoppel Condition has been satisfied or waived in accordance with Paragraph 3(d).
(d)Waiver of Buyer’s Conditions to Closing. If any condition to Buyer’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date or other applicable date, Buyer may nevertheless proceed to Close, notwithstanding the non-satisfaction of such condition, in which event Buyer shall be conclusively deemed to have waived any such condition.
(e)Return of Deposit. In the event of any termination of this Agreement pursuant to this Paragraph 3, and provided the party initiating such termination is not then in breach or default under this Agreement, Escrow shall be canceled, this Agreement shall be terminated and become null and void, all parties hereto shall be released from further performance of this Agreement (with the exception of those provisions or paragraphs which recite that they survive termination of this Agreement), and Escrow Holder shall return to Buyer all or any portion of the Deposit deposited with Escrow Holder (except for the portion constituting the Independent

Consideration) and shall return to each party any and all documents which such party had deposited with it.
4.Possession and Inspection.
(a)Possession. Buyer shall be entitled to possession of the Property, subject to the rights of all Tenants, on the Closing Date.
(b)Inspection. Between the Effective Date and the Closing Date (provided that Buyer’s access to the Property following the expiration of the Due Diligence Period shall not be deemed to grant Buyer any rights to terminate this Agreement not otherwise explicitly provided for herein), or the earlier termination of this Agreement, Seller shall permit Buyer and “Buyer Representatives” (as hereinafter defined) reasonable access to the Property during normal business hours upon at least forty-eight (48) hours advance written notice to CBRE Global Investors, LLC (“Seller’s Investment Advisor”), to the extent reasonably necessary for the purpose of conducting Buyer’s investigation of the Property. At Seller’s election, Seller may have a representative present during any such inspection. Neither Buyer nor Buyer Representatives shall be entitled to conduct any investigation that involves boring or penetration into the Real Property or Improvements, including, but not limited to, testing for mold (including, without limitation, air sampling) and “Phase II” environmental testing, without the express written consent of Seller which may be granted or denied in Seller’s sole and absolute discretion. Any request by Buyer to Seller for permission to conduct any such intrusive testing shall be in writing and shall be accompanied by a written scope of the intended work in sufficient detail to allow Seller to reasonably evaluate the request. If granted, such consent shall only be in writing, shall only be in the form of the execution and delivery by Buyer and Seller of Seller’s approved form of access agreement and shall not be construed to and shall not release Buyer from its indemnification of Seller hereunder. Buyer shall be exclusively responsible for all costs and fees associated with its investigation and review of the Property. Buyer agrees to conduct and to cause Buyer Representatives to conduct its inspections and reviews (i) in a safe and professional manner; (ii) so as not to create any dangerous or hazardous condition on the Property; (iii) in compliance with all applicable laws; (iv) only after obtaining all permits required to be obtained with respect to such inspections; and (v) in a manner that does not cause any damage, loss, cost or expense to, or claims against Seller or the Property. Buyer agrees to repair any damage or disturbance Buyer or Buyer Representatives shall cause to the Property, discharge any liens that may be imposed against the Property as a result of such inspections by Buyer or Buyer Representatives, and further Buyer agrees to indemnify, defend and hold harmless Seller and the “Seller Parties” (hereafter defined) from any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) resulting from the activities of Buyer, Buyer Representatives and Buyer’s agents, employees and contractors upon the Property and from and against all mechanics’, materialmen’s or other liens resulting from the conduct of Buyer, Buyer Representatives or Buyer’s agents, employees and contractors upon the Property; provided, that, Buyer shall have no liability to the extent of Buyer’s mere discovery of conditions previously existing at the Property (except to the extent exacerbated by Buyer or Buyer’s Representatives). This provision shall survive termination of this Agreement.

(c)Insurance. Prior to any entry by Buyer or any Buyer Representatives onto the Property, Buyer shall provide to Seller evidence satisfactory to Seller that Buyer and Buyer Representatives have in force adequate liability insurance with coverage of not less than Five Million Dollars ($5,000,000) for Buyer and Two Million Dollars ($2,000,000) for each of the applicable Buyer Representatives, naming Seller as an additional insured, to protect Seller against any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses), as well as workers’ compensation insurance as required by law, which may occur as a result of any activity of Buyer or Buyer Representatives on the Property. Buyer may satisfy the above insurance limit through One Million Dollars ($1,000,000) in primary coverage and umbrella/excess coverage for the balance. The foregoing shall not limit or release Buyer’s indemnification contained in Paragraph 4(b), above.
(d)Reports. All information, irrespective of the form of communication, provided to or obtained by Buyer or its directors, officers, employees, agents, contractors, representatives, attorneys or advisors (individually and collectively, the “Buyer Representatives”), whether prepared by or on behalf of Seller, by third party consultants engaged by Buyer, the Buyer Representatives or otherwise, in connection with Buyer’s investigation of the Property shall be kept in strict confidence by Buyer and the Buyer Representatives. In the event Buyer does not complete the purchase of the Property for any reason, all studies, reports and other matters provided to Buyer or Buyer Representatives by Seller or Seller representatives shall remain the property of, and shall immediately be destroyed or delivered or returned to, Seller without charge. Seller has previously provided to Buyer copies of Seller’s existing environmental reports with respect to the Property (the “Existing Environmental Reports”), and Seller hereby consents to communication and consultation, at Buyer’s sole cost and expense, between Buyer and the consultant(s) who prepared the Existing Environmental Reports with respect to the subject of the same in connection with the issuance by such consultant(s) of a so-called “reliance letter” in favor of Buyer with respect to such Existing Environmental Reports. This provision shall survive termination of this Agreement.
(e)Tenants. In no event shall Buyer or Buyer Representatives be authorized to conduct any activities pursuant to this Paragraph 4, or otherwise, which would in any way unreasonably interfere with or disturb any Tenant of the Property. Buyer shall not communicate with any Tenant of the Property without Seller’s express written consent and Seller may have a representative present during any such communication.
(f)Seller’s Access. For a period of three (3) years after the Closing, Buyer shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Buyer by Seller at or prior to the Closing, upon reasonable advance notice and at all reasonable times, to, at Seller’s cost, examine and make copies of any and all such files, records and documents.
5.The Closing.
(a)The Closing Date. The consummation of the purchase and sale of the Property (“Closing”) shall occur at a time and on a date mutually acceptable to Buyer and Seller, but in no event later than 2:00 p.m. Eastern time on July 18, 2017 (the “Scheduled Closing Date”), unless extended pursuant to Paragraph 3(a)(i) or Paragraph 3(c)(i) hereof. The date upon which Closing shall occur is referred to as the “Closing Date.” Closing shall occur through Escrow as herein provided.
(b)Deliveries through Escrow. Seller and Buyer shall each deliver to the other through Escrow such documents, instruments and funds consistent with this Agreement as are necessary to consummate the purchase and sale of the Property pursuant to this Agreement, including, without limitation, the following:
(i)Deliveries by Buyer. Buyer shall deliver the following:
(1)the Purchase Price in cash or other immediately available funds;
(2)an Assignment and Assumption in the form of Exhibit B (the “Assignment and Assumption”), executed by Buyer; a preliminary change of ownership report for the Property, executed by Buyer;
(3)a “Closing Statement” (as hereinafter defined), in form and content satisfactory to Buyer and Seller, executed by Buyer; and
(4)such evidence of Buyer’s authority as the Title Company may reasonably require and such other instruments consistent with this Agreement as are reasonably required by Escrow Holder or otherwise required to close Escrow.
(ii)Deliveries by Seller. Seller shall deliver the following:
(1)a Deed in the form of Exhibit C (the “Deed”), executed and acknowledged by Seller;
(2)a Bill of Sale in the form of Exhibit D, executed by Seller;
(3)the Assignment and Assumption, executed by Seller;
(4)a Certificate of Non-Foreign Status in the form of Exhibit E, executed by Seller;
(5)a California Franchise Tax Board Form 593-C executed by Seller;
(6)the Closing Statement, in form and content satisfactory to Buyer and Seller, executed by Seller’s Investment Advisor; and
(7)such evidence of Seller’s authority as the Title Company may reasonably require, as well as such other Seller Title Requirements, agreed to by Seller prior to the expiration of the Due Diligence Period.

(c)Deliveries Outside Escrow. Seller and Buyer shall each deliver to the other outside of Escrow such additional items as are necessary to consummate the purchase and sale of the Property pursuant to this Agreement, including, without limitation, the delivery by Seller to Buyer of the following to the extent any of the following are in Seller’s possession and have not been previously delivered to Buyer:
(i)permits, warranties and plans and specifications relating to the Property;
(ii)Operating Agreements, Tenant files and Leases; and
(iii)the keys, combinations and pass cards to doors or locks on the Property.
(d)Notice to Tenants. Seller shall cause Seller’s Investment Advisor to execute and deliver promptly after Closing a Notice to Tenant in the form of Exhibit F (or such other form as may be required by applicable state law) to the Tenants then leasing space at the Property.
(e)Simultaneous Delivery; Conditions Concurrent. All documents and other items to be delivered at the Closing shall be deemed to have been delivered simultaneously and no individual delivery shall be effective until all such items have been delivered.
6.Escrow.
(a)Opening of Escrow. Concurrently with the execution of this Agreement, Buyer and Seller shall open an escrow (the “Escrow”) with Escrow Holder and provide Escrow Holder with a fully executed copy of this Agreement. This Agreement, together with any additional instructions executed by the parties as hereinafter provided, shall constitute Escrow Holder’s instructions in connection with the Escrow.
(b)Duties of Escrow Holder. The duties of Escrow Holder shall be as follows:
(i)retain and safely keep all funds, documents and instruments deposited with it pursuant to this Agreement;
(ii)upon the Closing, deliver to the parties entitled thereto all funds, documents and instruments to be delivered through Escrow pursuant to this Agreement;
(iii)upon the Closing, cause the recordation of the Deed in the Office of the County Recorder of the County in which the Property is located;
(iv)comply with the terms of this Agreement which specifically apply to Escrow Holder and comply with the terms of any additional instructions jointly executed by Buyer and Seller;
(v)handle the Deposit and all other funds deposited with it according to the terms of this Agreement; and

(vi)upon the Closing, cause the Title Company to issue the Title Policy to Buyer.
(c)Additional Provisions. Escrow Holder’s rights and obligations shall be further specified in such additional instructions acceptable to Buyer and Seller and not inconsistent with the terms of this Agreement as Escrow Holder customarily requires in real property escrows administered by it. In the event of any conflict between this Agreement and such additional instructions, the terms of this Agreement shall prevail. Without limiting the foregoing, no provision in any supplementary Escrow instructions shall extend the Closing Date provided for herein, provide any grace period not provided in this Agreement, indemnify Escrow Holder for its negligence or willful failure to performs its duties, or give Escrow Holder or any broker any rights in this Agreement or the Deposit.
(d)No Extensions of Time. Any delay in the opening of the Escrow or the execution of supplemental escrow instructions shall in no way delay or extend the Effective Date, the expiration of the Due Diligence Period or the Closing Date.
(e)Reporting. To the extent the Transactions involve a real estate transaction within the purview of Section 6045 of the Code (as hereinafter defined), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Code (and any similar requirements imposed by state or local law), which in part requires Escrow Holder to report real estate transactions closing after December 31, 1986 by, among other things, preparing and causing to be filed any applicable Internal Revenue Service Forms and any applicable additional statements in connection therewith. For purposes hereof, Seller’s tax identification number is 94-6291617. Escrow Holder shall defend, indemnify and hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements.
7.Costs.
(a)Seller. Seller shall pay the ALTA standard coverage portion of the premium for the Title Policy, without endorsements, and one half of the Escrow fee, if any.
(b)Buyer. Buyer shall pay one half of the Escrow fee, if any, all recording charges, the premium for the Title Policy to the extent it exceeds the cost thereof to be paid by Seller, including, but not limited to, premiums for ALTA extended coverage and title endorsements desired by Buyer, if any, the cost of the Survey, and all federal, state, county and city documentary transfer taxes applicable to the Deed. In addition, any costs relating to Buyer’s due diligence, including, without limitation, costs of appraisers, inspectors, auditors and environmental or engineering consultants, shall be Buyer’s sole responsibility.
(c)Termination. Notwithstanding anything contained in this Paragraph 7 to the contrary: (i) if this Agreement is terminated on account of the default by any party, then the defaulting party shall pay any cancellation or termination fees chargeable by Escrow Holder or the Title Company; (ii) if this Agreement is terminated by Buyer pursuant to any provision of this Agreement giving Buyer the right to terminate, other than Seller’s default, Buyer shall pay any cancellation or termination fees chargeable by the Escrow Holder or Title Company; and (iii) if this Agreement is terminated by Seller pursuant to any provision of this Agreement giving Seller the right to terminate, other than Buyer’s default, Seller shall pay any cancellation or termination fees chargeable by the Escrow Holder or Title Company. This Paragraph 7(c) shall survive termination of this Agreement.
8.Prorations and Deposits. The following shall be apportioned as of 12:01 a.m. on the Closing Date, with Buyer being credited or charged, as the case may be, with the Closing Date. All prorations shall be done on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed to the Closing Date or the actual number of days in the month in which the Closing occurs and the actual number of days elapsed in such month to the Closing Date, as applicable:
(a)Rent. Rent actually received under the Leases shall be apportioned as of the Closing Date. With respect to any rent arrearages existing under the Leases on the Closing Date, after Closing Buyer shall promptly pay to Seller any rent actually collected by Buyer which is applicable to the period preceding the Closing Date and Seller shall promptly pay to Buyer any rent actually collected by Seller which is applicable to the period on or after the Closing Date; provided, however, all rent received by Seller or Buyer after the Closing shall be applied first to then current rent and then to delinquent rent, if any, in the inverse order of maturity. For a period of ninety (90) days after Closing, Buyer shall make good faith efforts to collect all rent arrearages in accordance with Buyer’s normal collection practices; provided, however, that, unless Buyer is also instituting litigation to collect rent under a Lease due after the Closing, Buyer need not institute litigation to collect rent due under such Lease prior to Closing. Subject to Paragraph 8(j), below, Seller shall be permitted to pursue its legal and equitable remedies for collection of any rent arrearages applicable to the period prior to the Closing Date, and Buyer shall cooperate with Seller’s efforts, provided that Buyer shall incur no cost or expense in connection therewith.
(b)Leasing Costs. Seller shall pay or give Buyer credit for all unpaid leasing commissions and tenant improvement costs referenced on Exhibit J (the “Leasing Costs”) incurred in connection with the current term of any Lease executed prior to the Effective Date. Leasing Costs incurred in connection with any Lease executed on or after the Effective Date shall be paid by Buyer or, if paid by Seller prior to Closing, credited to Seller.
(c)Security Deposits. At Closing, Seller shall, at Seller’s option, either deliver to Buyer any refundable cash security deposits actually held by Seller pursuant to the Leases or credit to Buyer the amount of such cash security deposits (in each case less the amount of such security deposits as have been applied against delinquent rents or otherwise as provided in the Lease). From and after the day that is two (2) business days prior to the expiration of the Due Diligence Period, Seller shall not have the right to apply any security deposit with respect to any Lease. If any Tenant’s security deposit is, wholly or partially, in the form of a letter of credit, there shall be no credit against the Purchase Price with respect to such security deposit or portion thereof. Instead, at Closing, Seller shall deliver an original of each letter of credit serving as a Tenant’s security deposit to Buyer through Escrow along with the documents executed by Seller (dated as of the Closing Date) that are required to be executed by Seller to transfer such letter of credit to Buyer. Following the Closing, Buyer shall, at Buyer’s cost and expense, deliver the same to the issuing bank, along with payment of any required transfer or similar fees required by such issuer, so that the same can be processed and transferred to Buyer. Seller shall reasonably cooperate with Buyer, at no cost, expense or liability to Seller, in such transfer.
(d)Utility Charges. Seller shall use reasonable efforts to cause any applicable utility meters to be read on the day prior to the Closing Date, and will be responsible for the cost of any applicable utilities used prior to the Closing Date. If the meters are not read as herein set forth, all such expenses shall be prorated. Seller shall request, receive and retain all refundable cash and other deposits posted with utility companies serving the Property.
(e)Real Estate Taxes and Assessments. Real estate taxes and assessments for the tax year in which Closing occurs shall be prorated between Seller and Buyer as of the Closing Date, based upon the most recently available real estate tax information.
(f)Tenant Common Area Charges. Prior to the Closing, Seller shall complete a reconciliation of the charges to Tenants for maintenance expenses, operating expenses and taxes (“CAM”) under the Leases for the year to date/2017. If the reconciliation shows that Seller owes the Tenants a refund of CAM, such amount owed shall be credited to Buyer at Closing and Buyer shall indemnify, defend and hold harmless Seller and the Seller Parties from any further liability therefor. If the reconciliation shows that the Tenants owe Seller additional CAM charges, such amount owed Seller shall be paid to Seller following Buyer’s performance of a CAM reconciliation for the year in which the Closing occurred, to the extent Buyer is able to collect amounts attributable to the period prior to Closing using Buyer’s commercially reasonable efforts to collect the same.
(g)Other Apportionments. Amounts payable under the Operating Agreements, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.
(h)Preliminary Closing Adjustment. Seller’s Investment Advisor and Buyer shall jointly prepare and approve a preliminary Closing adjustment (the “Closing Statement”) on the basis of the Leases and other sources of income and expense, and shall deliver such computation to Escrow Holder prior to Closing.
(i)Post-Closing Reconciliation. If any of the aforesaid prorations cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitely calculated as soon after the Closing Date as feasible. As soon as the necessary information is available, Buyer and Seller shall conduct a post-Closing review to determine the accuracy of all prorations. Either party owing the other party a sum of money based on such subsequent proration(s) or post-Closing review shall promptly pay said sum to the other party within thirty (30) days of the date of demand therefor, provided that the paying party shall also pay interest on the amount so due at the rate of the lesser of two percent (2%) over the “prime rate” (as announced from time to time in the Wall Street Journal) per annum or the maximum rate allowed by law, from the date of demand to the date of payment, if payment is not made within thirty (30) days after delivery of a written demand therefor.

(j)Collection Cooperation. With respect to Seller’s rights to collect certain funds after the Closing directly from Tenants, Seller shall continue to have the right, in its own name, to demand payment of and to collect such amounts owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant; provided, however, that in no event may Seller pursue any action that would result in eviction of a Tenant or termination of a Tenant’s Lease. Delivery of the Tenant’s Lease to Buyer at Closing shall not constitute a waiver by Seller of such right. For a period of ninety (90) days after the Closing, Buyer agrees to reasonably cooperate with Seller in connection with all efforts by Seller to collect such amounts and to take all reasonable steps as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon prior written notice, of copies of any relevant books and records (including any rent statements, receipted bills and copies of Tenant checks used in payment of such sums), the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such amounts by Seller, excluding proceedings that would result in eviction of a Tenant or termination of a Tenant’s Lease, and provided that Seller shall be required to reimburse Buyer for all reasonable expenses incurred by Buyer in connection therewith.
9.Representations and Warranties.
(a)Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:
(i)Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Maryland and in good standing and duly qualified to do business in the State where the Property is located and has the full power and authority to enter into, be bound by and comply with the terms of this Agreement and has obtained all necessary authorizations, consents and approvals to enter into and consummate the Transactions.
(ii)This Agreement and all documents executed by Buyer in connection with this Agreement which are to be delivered to Seller at Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, and are, or at Closing will be, valid and binding obligations of Buyer and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.
(iii)Buyer acknowledges that the direct or indirect sole member of Seller, the California State Teachers’ Retirement System (“CalSTRS”), is a unit of the California Government Operations Agency established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the “Education Code”). As a result, Buyer acknowledges that CalSTRS is prohibited from engaging in certain transactions with or for the benefit of an “employer”, “employing agency”, “member”, “beneficiary” or “participant” (as those terms are defined or used in the Education Code). In addition, Buyer acknowledges that certain restrictions under the Internal Revenue Code, 26 U.S.C. Section 1 et seq., as amended (the “Code”) may apply to distributions made by CalSTRS to its members, beneficiaries and participants. Accordingly, Buyer represents and warrants to Seller and

CalSTRS that (a) Buyer is neither an employer, employing agency, member, beneficiary or participant; (b) Buyer has not made any contribution or contributions to Seller or CalSTRS; (c) neither an employer, employing agency, member, beneficiary nor participant, nor any person who has made any contribution to Seller or CalSTRS, nor any combination thereof, is related to Buyer by any relationship described in Section 267(b) of the Code; (d) neither Seller, Seller’s Investment Advisor, CalSTRS, their affiliates, related entities, agents, officers, directors or employees, nor any CalSTRS board member, employee or internal investment contractor thereof or therefor (collectively “Seller Affiliates”), has received or will receive, directly or indirectly, any payment consideration or other benefit from, nor does any Seller Affiliate have any agreement or arrangement with, Buyer or any person or entity affiliated with Buyer, relating to the transactions contemplated by this Agreement except as expressly set forth in this Agreement; and (e) except for any publicly traded shares of stock in Rexford Industrial Realty, Inc. (NYSE: REXR) that a Seller Affiliate may own, no Seller Affiliate has any direct or indirect ownership interest in Buyer or any person or entity controlling, controlled by or under common control with Buyer.
(iv)Buyer is currently (a) in compliance with and shall at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order (including Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or regulation relating thereto, and (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation.
(b)Seller’s Representations and Warranties. Seller represents and warrants to Buyer as follows:
(i)Seller is a public entity and has the full power and authority to enter into and comply with the terms of this Agreement and has, or at Closing will have, obtained all necessary consents and approvals required for Seller to enter into and consummate the Transactions;
(ii)This Agreement and all documents executed by Seller in connection with this Agreement which are to be delivered to Buyer at Closing, are or at the time of Closing will be, duly authorized, executed and delivered by Seller, and are, or at Closing will be, valid and binding obligations of Seller and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller is subject.
(iii)Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
(iv)Seller is currently (a) in compliance with and shall at all times during the term of this Agreement remain in compliance with OFAC and any statute, executive order

(including Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or regulation relating thereto, and (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation.
(v)To Seller’s actual knowledge, there are no pending legal actions or arbitrations, at law or in equity, affecting the Property, and none have been threatened in writing against Seller.
(vi)To Seller’s actual knowledge, Exhibit H is a complete list of all Leases affecting the Property as of the Effective Date and the Leases that have been provided to Buyer by Seller are copies of the Leases that Seller uses in the ordinary course of Seller’s ownership and operation of the Property. Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the Tenants under the Leases will have performed their obligations thereunder. The termination of any Lease prior to Closing by reason of the Tenant's default shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Buyer.
(vii)To Seller’s actual knowledge, Exhibit I is a complete list of all Operating Agreements affecting the Property as of the Effective Date and the Operating Agreements that have been provided to Buyer by Seller are copies of the Operating Agreements that Seller uses in the ordinary course of Seller’s ownership and operation of the Property.
(viii)To Seller’s actual knowledge, Seller has not received written notice from any governmental authority of any environmental condition at the Property that does not comply with applicable environmental laws and regulations, except as disclosed in any environmental report obtained by Buyer or in any materials delivered or made available to Buyer in connection with Buyer’s due diligence investigation of the Property.
(ix)To Seller’s actual knowledge, Seller has not received written notice from any governmental authority of any violation of any applicable law, ordinance, rule or regulation applicable to the Property that have not been cured.
(x)To Seller’s actual knowledge, Seller has not received written notice from any governmental authority of any pending condemnation action against any of the Property.
The term “Seller’s actual knowledge” or words of similar import shall mean the current actual personal knowledge of, and only of, Mr. Anthony Ecker of Seller’s Investment Advisor, with no imputation of knowledge and no duty of investigation or inquiry; provided, however, in no event shall the foregoing individual have any personal liability as a result of being identified herein.

(c)Limitations on Seller’s Liability.
(i)All representations and warranties of Buyer made in this Agreement and the representations and warranties of Seller set forth in this Agreement shall be deemed to have been made as of the Effective Date and again as of the Closing Date. Notwithstanding the foregoing, Seller’s and Buyer’s representations and warranties contained in this Agreement shall survive the Closing for a period of six (6) months after the Closing Date (the “Survival Period”) subject to the provisions of this Paragraph 9(c). Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed or to be executed in connection herewith (collectively, including this Agreement, said exhibits and all such documents, the “Purchase Documents”), it is expressly understood and agreed by and between the parties hereto that the recourse of Buyer or its successors or assigns against Seller with respect to the alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in any of the Purchase Documents (collectively, “Seller’s Undertakings”) shall (A) be deemed waived unless Buyer has both delivered to Seller written notice that Buyer is seeking recourse under Seller’s Undertakings (the “Recourse Notice”) and filed suit with respect thereto after the Closing Date but prior to the expiration of the Survival Period, and (B) be limited to an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate for all recourse of Buyer under the Purchase Documents. Seller shall have no liability to Buyer for a breach or default of any of Seller’s Undertakings unless the timely noticed and filed claims for all such breaches and defaults collectively aggregate more than One Hundred Thousand Dollars ($100,000), in which event the full amount of such timely noticed and filed claims shall be actionable. Any Seller’s Undertakings for which a Recourse Notice has not been given, or for which such specific suit has not been commenced on or before the expiration of the Survival Period shall terminate and cease to be of any force or effect, and neither party shall have any right, remedy, obligation or liability thereunder. Any such representation or warranty for which such specific written notice has not been given, or for which such specific suit has not been commenced, on or before the Survival Period after the Closing Date shall terminate and cease to be of any force or effect and neither party shall have any right, remedy, obligation or liability thereunder. In the event, prior to Closing, Seller discovers that any of Seller’s Undertakings have materially and adversely changed, Seller shall give written notice thereof to Buyer (a “Material and Adverse Change Notice”) and Seller’s Undertakings shall be deemed qualified and amended as set forth in such Material and Adverse Change Notice. Within three (3) days after receipt of a Material and Adverse Change Notice (the Closing Date being hereby extended for such period, if necessary to give Buyer adequate time to respond), Buyer, as its sole and exclusive remedy at law or in equity on account of such Material and Adverse Change Notice from Seller, all other rights and remedies being hereby waived, may elect by written notice to Seller either to (1) terminate this Agreement, in which case the provisions of Paragraph 3(e) shall apply; provided, that, in the event Seller’s intentional misrepresentations caused the Material and Adverse Change Notice, Buyer shall have the right to terminate this Agreement by written notice to Seller, in which event the provisions of Paragraph 3(e) shall apply and Buyer shall have the rights and remedies set forth in Paragraph 10(b) of this Agreement, or (2) accept and approve Seller’s Undertakings as so qualified and amended and proceed with the Transactions without any right or remedy on account thereof. Buyer’s failure to give timely written notice of such election to Seller shall constitute Buyer’s irrevocable election to accept and approve Seller’s Undertakings as so qualified and amended and proceed with the

Transactions without any right or remedy on account thereof. Notwithstanding the foregoing, in the event the information contained in the Material and Adverse Change Notice arose or resulted from, in whole or in part, activities by Buyer (excluding Buyer’s mere discovery of existing conditions at the Property, unless exacerbated by Buyer), any of Buyer Representatives or any of Buyer’s agents, employees or contractors upon the Property, Buyer shall not have the right to terminate this Agreement (nor any other right or remedy on account thereof) and Buyer’s indemnification contained in Paragraph 4(b), above, shall apply.
(ii)Anything contained herein to the contrary notwithstanding, but in all events subject to the last sentence of Paragraph 9(c)(i), if (A) Buyer has knowledge of any inaccuracy in any of Seller’s Undertakings, whether as a result of notice from Seller, Buyer’s own investigations or inquiries, information contained in the Tenant Estoppel Certificate(s) or otherwise, or (B) any information contained in any material provided or made available to Buyer by Seller or received by Buyer from any third party (including, without limitation, any report provided to Buyer by any contractor or consultant engaged by Buyer in connection with Buyer’s investigation of the Property) is in any way inconsistent with any of Seller’s Undertakings, whether or not actually known to Buyer, and notwithstanding clause (A) and clause (B) Buyer nonetheless proceeds with the Transactions, then Seller’s Undertakings shall be deemed qualified and amended or modified to the full extent of Buyer’s knowledge and such inconsistent information, Buyer shall be deemed to have accepted and approved Seller’s Undertakings as so qualified and amended or modified, and Buyer shall have no right or remedy, and Seller shall have no obligation or liability, on account thereof. Anything contained in this Agreement to the contrary notwithstanding, in the event that Buyer receives a certificate from a third party (a “Confirming Certificate”) that confirms or is consistent with any of Seller’s Undertakings (a “Confirmed Undertaking”), then Buyer shall look solely to the Tenant or other party delivering such Confirming Certificate in the event Buyer believes such Confirmed Undertaking is not true and, as a specifically bargained for allocation of risk and liability, Buyer hereby expressly waives and releases any and all rights and remedies Buyer may have against Seller on account of any breach or default of any Confirmed Undertaking to the extent such Confirmed Undertaking is confirmed by or consistent with such Confirming Certificate. Buyer agrees to first seek recovery under any applicable insurance policies, service contracts, warranties, guaranties and leases prior to seeking recovery from Seller. Seller shall not be liable to Buyer if Buyer’s claim is satisfied from such insurance policies, service contracts, warranties, guaranties or leases and Buyer hereby waives any and all rights of subrogation with respect thereto. As a specifically bargained for allocation of risk and liability, Buyer hereby expressly waives and releases any and all rights and remedies Buyer may have on account of any breach or default of any of Seller’s Undertakings to the extent (1) the aggregate liability of Seller on account of all such breaches and defaults exceeds Five Million Dollars ($5,000,000); (2) the timely noticed and filed claims for all such breaches and defaults do not collectively aggregate more than One Hundred Thousand Dollars ($100,000) (after which Buyer shall be entitled to recover the full amount of such timely noticed and filed claims, up to the limit provided in the foregoing clause (1)); or (3) Buyer’s claim is satisfied from such insurance policies, service contracts, warranties, guaranties or leases.
(d)Disclaimer of Seller Representations and Warranties. Except as specifically stated in Paragraph 9(b), neither Seller, nor Seller’s Investment Advisor, nor any of their respective officers, directors, trustees, beneficiaries, members, retirants, employees, agents, attorneys or contractors thereof or therefor (individually and collectively, the “Seller Parties”), is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to the Property or the Transactions contemplated in this Agreement, including, without limitation, (i) the financial status of the Property, including, without limitation, income or expenses generated, paid or incurred in connection with the Property, (ii) the nature, physical or environmental condition, safety or any other aspect of the Property or the Property’s compliance with applicable laws, ordinances, rules and regulations, including, without limitation, zoning ordinances, building codes (including, without limitation, the Americans With Disabilities Act) and environmental, hazardous material, natural hazards and endangered species statutes, (iii) the accuracy or completeness of any information or data provided or to be provided by Seller Parties, including, without limitation, copies of any reports or documents prepared for Seller Parties whether by third parties or otherwise which may be included with such information, or (iv) any other matter relating to the Property or Seller. Without limiting the foregoing, Buyer hereby acknowledges that, except as expressly provided in Paragraph 9(b), the Property will be sold to Buyer “AS IS”, “WHERE IS” and “WITH ALL FAULTS” and except for the express Seller representations and warranties contained in Paragraph 9(b) hereof, there are no representations and/or warranties, express or implied, made by Seller Parties in connection with the Transactions contemplated in this Agreement. Buyer acknowledges and agrees that (v) Buyer shall rely upon Buyer’s own due diligence in determining whether the Property is suitable for purchase by Buyer; (vi) Buyer’s failure to terminate this Agreement pursuant to Paragraph 3 shall be deemed Buyer’s acknowledgement that Buyer has been given a reasonable opportunity to inspect and investigate the Property, including, without limitation, all Improvements, Personal Property, the Leases, the Operating Agreements, the other Intangibles and all aspects relating thereto, either independently or through agents and experts of Buyer’s choosing; (vii) Buyer is acquiring the Property based exclusively upon Buyer’s own investigations and inspections thereof; (viii) Seller has no obligation to repair or correct any facts, circumstances, conditions or defects or compensate Buyer therefor (subject to Paragraph 12(a), below); and (ix) by reason of all of the foregoing, Buyer shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the Property (subject to Paragraph 13, below). Buyer further acknowledges that:
(i)Buyer has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, made its own independent investigations and studies, including, without limitation, a physical and environmental inspection, with respect to the Property, the Transactions and all aspects thereof, including, without limitation, hazardous materials and endangered species, and it will be relying entirely thereon and on the advice of its counsel, advisers and consultants concerning the Transactions. Buyer is not relying and shall not rely on any investigation, study, projection or other information, economic, physical, environmental or otherwise, prepared by Seller Parties or any person or entity affiliated with Seller;
(ii)Buyer has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, reviewed all instruments, records and documents concerning the Property, including, but not limited to, the

Leases and the Operating Agreements (collectively, the “Property Information”), which Buyer deems appropriate or advisable to review in connection with the Transactions;
(iii)Buyer has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, examined and investigated the status of all circumstances concerning the zoning, land use controls, required permits, building code compliance, environmental, hazardous material and endangered species regulations and condition and other matters with respect to the Property. Seller makes no representation or warranty regarding the permitted use of the Property. In particular, Seller makes no representation or warranty that the Property may continue to be used for its present uses, that the Property complies with any ordinances, codes or regulations or were or are properly permitted, the condition of or rights to ingress, egress or access to and from the Property, or the condition of or any rights with respect to the water courses traversing the Property;
(iv)Buyer has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, determined the assignability of any documents or agreements to be assigned hereunder, including, without limitation, the Leases and the Operating Agreements and all warranties, licenses and permits affecting the Property;
(v)Seller has made or will make available for Buyer’s inspection copies of certain studies, reports and other information in Seller’s possession applicable to the Property. By furnishing these materials neither Seller nor any Seller Party shall be deemed to have made any representation or warranty of any kind or nature whatsoever with respect to any matter set forth, contained or addressed in such materials, including, but not limited to, the accuracy, adequacy or completeness thereof. The Seller Parties shall incur no liability to Buyer by reason of furnishing any such information. Consequently, Buyer, for itself and its successors in interest, hereby releases the Seller Parties from, and waives all claims and liability against the Seller Parties for any and all statements or opinions now or hereafter made, or information now or hereafter furnished, by the Seller Parties to Buyer or its agents or representatives;
(vi)Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath real property to provide written notice of that condition to a buyer of such real property. There is a possibility that a release of a hazardous substance may have come to be located on or beneath the Property as described in any environmental report provided to or obtained by Buyer. By its execution of this Agreement, Buyer acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code;
(vii)“Natural Hazards” described in the following California Code Sections (the “Natural Hazard Laws”) may affect one or more of the Property: Government Code Section 8589.3 (Special Flood Hazard); Government Code Section 8589.5 (Potential Flooding); Government Code Sections 51178 and 51179 (Very High Fire Hazard Severity Zone); Public Resources Code Section 2622 (Earthquake Fault Zone); Public Resources Code Section 2696

(Seismic Hazard Zone); and Public Resources Code Section 4125 (Wildland Forest Fire Risks and Hazards). Buyer acknowledges and agrees that Buyer is an experienced real estate investor and is fully capable of determining whether any lists or maps delineating properties affected by such Natural Hazards are available and otherwise determining whether any such Natural Hazards affect any of the Property. Buyer further represents and warrants that Buyer has independently evaluated and investigated whether any or all of such Natural Hazards affect the Property. Based on the foregoing, Buyer knowingly and intentionally waives any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the following California Code Sections: Government Code Sections 8589.3, 8589.4 and 51183.5 and Public Resources Code Sections 2621.9, 2694 and 4136 (the “Natural Hazard Disclosure Requirements”). Buyer acknowledges and agrees that this waiver has been specifically negotiated and is an essential aspect of the bargain between the parties; and
(viii)Without in any way limiting the effect of the prior paragraph, and purely as an accommodation without liability therefor, Seller and/or “Broker” (as hereinafter defined) has employed the services of the Title Company (the “Natural Hazard Expert”) to examine the lists, maps and other information made available by government agencies with respect to the Natural Hazards and to report the result of its examination in writing. Buyer acknowledges receipt of a Natural Hazard Disclosure Statement in the form provided in California Civil Code Section 1103.2(a) to which the National Hazard Expert’s written report (the “Natural Hazards Report”) has been attached. Buyer agrees that, if for any reason the provisions of the prior paragraph are not given full force and effect, said Natural Hazard Disclosure Statement and the Natural Hazards Report attached thereto fully and completely discharges Seller from its disclosure obligations under the Natural Hazard Disclosure Requirements. For the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply. Buyer agrees that the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise, with respect to the examination and Natural Hazards Report referred to above and that the Natural Hazard Disclosure Statement and Natural Hazards Report shall be deemed to have been provided to Buyer at Buyer’s request.
(e)Release. Except as expressly provided in Paragraph 9(b), upon Closing, Buyer shall assume the risk that adverse matters, including, but not limited to, construction defects, adverse physical, environmental, hazardous materials, endangered species, zoning, access or water course issues or conditions, may not have been revealed by Buyer’s investigations. Buyer releases all Seller Parties from, and waives any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) of any and every kind or character, known or unknown, for, arising out of, or attributable to, the Property Information or any latent or patent issue or condition at the Property, including, without limitation, claims, liabilities and contribution rights relating to the presence, discovery or removal of any hazardous materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based thereon; provided that the release provided herein shall not apply to (i) a claim by Buyer against Seller in accordance with Paragraph 9(c) of this Agreement for Seller’s breach of its representations and warranties set forth in this Agreement that expressly survive Closing or (ii) fraud by Seller. For purposes of this Agreement, the term “hazardous material” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or asbestos containing material, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product, fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, without limitation, mold, mildew and viruses, whether or not living. It is the intention of the parties that the foregoing release shall be effective with respect to all matters, past and present, known and unknown, suspected and unsuspected. Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit all Seller Parties from any such unknown losses, damages, liabilities, costs and expenses. In furtherance of this intention, Buyer hereby expressly waives any and all rights and benefits conferred upon it by the provisions of California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Buyer acknowledges that the foregoing acknowledgments, releases and waivers, including, without limitation, the waiver of the provisions of California Civil Code Section 1542, were expressly bargained for.
10.Remedies.
(a)REMEDIES FOR BUYER’S BREACH. IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER OR BREACH OF THIS AGREEMENT ON THE PART OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGE TO SELLER. BUYER AND SELLER THEREFORE AGREE THAT, IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED BY REASON OF BUYER’S BREACH OR DEFAULT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES AND THAT SELLER SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, EITHER AT LAW OR IN EQUITY, AND IN NO EVENT SHALL BUYER BE LIABLE FOR LOSS OF BARGAIN, SPECIAL, PUNITIVE, COMPENSATORY OR CONSEQUENTIAL DAMAGES AS A RESULT THEREOF. IN SUCH EVENT, THE ESCROW HOLDER SHALL, UPON WRITTEN DEMAND BY SELLER WITHOUT JOINDER OF BUYER, IMMEDIATELY DELIVER THE DEPOSIT TO SELLER IN CASH OR OTHER IMMEDIATELY AVAILABLE FUNDS. THE PAYMENT OF SUCH AMOUNT

AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE FOREGOING DOES NOT LIMIT BUYER’S LIABILITY UNDER ANY INDEMNITY OR OTHER PROVISION OF THIS AGREEMENT WHICH BY ITS TERMS SURVIVES A TERMINATION OF THIS AGREEMENT OR IS TO BE PERFORMED AFTER CLOSING. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS PARAGRAPH 10(a), BUYER AND SELLER HAVE SEPARATELY INITIALED THIS PARAGRAPH.
SELLER INITIALS: /s/ MC        BUYER INITIALS: /s/ HS
(b)Remedies for Seller’s Breach. In the event the sale of the Property is not consummated because of default under or breach of this Agreement on the part of Seller, Buyer shall have the option, as its sole and exclusive remedy at law or in equity, to either (i) terminate this Agreement by delivery of written notice of termination to Seller, whereupon the Deposit shall be returned to Buyer, Seller shall reimburse Buyer for Buyer’s actual out-of-pocket third-party costs and expenses in connection with its investigation of the Property in an amount not to exceed Seventy-Five Thousand Dollars ($75,000) in the aggregate, and Buyer shall provide invoices to Seller reflecting such costs and expenses, and Buyer and Seller shall each be released from all other liability hereunder (except for those provisions which recite that they survive termination); or (ii) continue this Agreement and seek the equitable remedy of specific performance. The foregoing options are mutually exclusive and are the exclusive rights and remedies available to Buyer at law or in equity in the event the sale of the Property is not consummated because of Seller’s default under or breach of this Agreement. Buyer hereby waives any and all rights it may now or hereafter have to pursue any other remedy or recover any other damages on account of any such breach or default by Seller, including, without limitation, loss of bargain, special, punitive, compensatory or consequential damages. Buyer shall be deemed to have elected its remedy under clause (i) of this Paragraph 10(b) if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.
(c)Survival of Indemnities. Notwithstanding Paragraphs 10(a) and 10(b), in no event shall the provisions of this Paragraph 10 limit the damages recoverable by either party against the other party due to any indemnity obligation expressly set forth in this Agreement.
11.Buyer’s Obligations Pending Closing. Buyer shall not attempt to terminate, supplement, amend or modify in any way any matters affecting the Property prior to the Closing. In addition, Buyer shall not file or cause to be filed any application or request with any governmental or quasi-governmental agency prior to Closing which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to any change in zoning, parcelization, licenses, permits or other entitlements or any other investigation or restriction on the use of the Property, or any part thereof.
12.Seller’s Obligations Pending Closing.

(a)Subject to the provisions of Paragraphs 13 and 14 hereof, and except to the extent that such maintenance is the obligation of any tenant under the Leases, until Closing, Seller shall maintain the Property in its condition existing on the Effective Date, normal wear and tear excepted. Prior to Closing, Seller shall also maintain its existing fire and extended coverage insurance, if any, with respect to the Property and continue to operate the Property in the manner operated as of the Effective Date.
(b)Following the Effective Date and prior to the day that is two (2) business days prior to the expiration of the Due Diligence Period, Seller shall give Buyer prompt written notice, and, to the extent available, copies, of any new, or the modification or termination of any existing, Lease, Operating Agreement or other agreement entered into by Seller affecting the Property. From and after the day that is two (2) business days prior to the expiration of the Due Diligence Period, Seller shall not enter into any new, or the modification or termination of any existing, Lease, Operating Agreement or other agreement affecting the Property without first obtaining Buyer’s written approval thereof, which approval shall be in Buyer’s sole discretion; provided, however, that Buyer’s approval shall not be required for, Buyer shall have no right to terminate or modify this Agreement on account of, and Seller’s only duty shall be to give Buyer prompt written notice of, any Lease, Operating Agreement or other agreement affecting the Property renewal, extension, modification or termination required as a matter of right by the other party thereto pursuant to any existing Lease, Operating Agreement or other agreement affecting the Property. If Buyer fails to deliver written notice to Seller setting forth Buyer’s objections to any such matter within three (3) days after Buyer’s receipt of written notice thereof, Buyer shall be conclusively deemed to have approved such matters.
13.Damage or Destruction. If any of the Improvements are damaged or destroyed prior to Closing and no Tenant(s) of all or a portion of the Property is obligated by the terms of the Lease(s) to repair such damage or destruction, then, by delivering written notice to Seller within three (3) days after Buyer’s receipt of written notice of such damage or destruction and Seller’s reasonable estimate of the costs of repair, Buyer may elect to either (a) terminate this Agreement, or (b) elect to continue this Agreement in full force and effect, in which case Seller shall assign to Buyer at Closing any and all proceeds and/or claims under any applicable insurance coverage and afford Buyer a credit at Closing for any applicable insurance deductible (but only if and to the extent such deductible is not any Tenant’s responsibility under any Lease), and Buyer shall take title to the Property subject to such damage and destruction; provided, however, that in the event the cost to repair any such damage or destruction is reasonably estimated by Seller to be less than Two Million Dollars ($2,000,000), then Buyer shall have no right to terminate this Agreement, Seller shall assign to Buyer at Closing any and all proceeds and/or claims under any applicable insurance coverage and afford Buyer a credit at Closing for the uninsured portion of any such claim and any applicable insurance deductible (but only if and to the extent such deductible is not any Tenant’s responsibility under any Lease), and Buyer shall take title to the Property subject to such damage and destruction. If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this Paragraph 13, Buyer shall be deemed to have elected alternative (b) above. If Buyer properly delivers written notice to Seller within the time period specified in this Paragraph 13 electing alternative (a) above, and provided Buyer is not in breach or default under this Agreement, the Escrow shall be canceled, all parties hereto shall be released from further performance of this Agreement (with the exception of those provisions or paragraphs which survive termination of this Agreement by their terms), and Escrow Holder shall return to Buyer all or any portion of the Deposit deposited with Escrow Holder (except for the portion constituting the Independent Consideration) and shall return to each party any and all documents which such party had deposited with it.
14.Eminent Domain. If, at any time prior to the Closing, legal proceedings under power of eminent domain are commenced with respect to all or any portion of the Property, then by delivering written notice to Seller within three (3) days after Buyer’s receipt of written notice of such pending condemnation, Buyer may elect to either (a) terminate this Agreement, or (b) continue this Agreement in full force and effect and Seller shall assign to Buyer at the Closing any and all proceeds and/or claims on account of such condemnation proceedings, and Buyer shall take title to the Property subject to such condemnation proceedings; provided, however, that in the event the value of the Property or portion thereof to be taken is reasonably estimated by Seller to be less than  Two Million Dollars ($2,000,000), then Buyer shall have no right to terminate this Agreement, Seller shall assign to Buyer any and all proceeds and/or claims on account of such condemnation proceedings, and Buyer shall take title to the Property subject to such condemnation proceedings. If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this Paragraph 14, Buyer shall be deemed to have elected alternative (b) above. If Buyer properly delivers written notice to Seller within the time period specified in this Paragraph 14 electing alternative (a) above, and provided Buyer is not in breach or default under this Agreement, the Escrow shall be canceled, all parties hereto shall be released from further performance of this Agreement (with the exception of those provisions or paragraphs which recite that they survive termination of this Agreement), and Escrow Holder shall return to Buyer all or any portion of the Deposit deposited with Escrow Holder (except for the portion constituting the Independent Consideration) and shall return to each party any and all documents which such party had deposited with it.
15.Commissions. Neither Seller nor Buyer has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of the Transactions, through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with the sale contemplated herein other than Cushman & Wakefield (the “Broker”). If, and only if, the Closing occurs, Seller will pay a commission to the Broker in connection with the Transactions pursuant to a separate written agreement between Seller and Broker (the “Commission Agreement”). In the event of any claim for broker’s or finder’s fees or similar commissions in connection with the negotiation, execution or consummation of this Agreement other than pursuant to the Commission Agreement, Buyer shall indemnify, defend and hold harmless Seller and the Seller Parties from and against any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Buyer, and Seller shall indemnify, defend and hold harmless Buyer from and against any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Seller. Buyer has disclosed to Seller that one or more members or principals of Buyer are real estate brokers licensed in the State of California, including Howard Schwimmer (License #0122265), and Buyer agrees that it is solely responsible for any payment, commission or finder’s fee, if any, due to such members or principals of Buyer in connection with the sale of the Property and that the foregoing indemnity shall apply in connection with any such payment, commission or finder’s fee. The provisions of this Paragraph 15 shall survive termination of this Agreement.
16.Publicity and Confidentiality. Buyer and Seller each agree that the terms of the Transactions, the identities of Buyer and Seller, and all information made available by one party to the other or in any way relating to the other party’s interest in the Transactions, shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the Transaction shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the Transactions or to enforce their rights hereunder, and subject to the provisions of Paragraphs 16(a) and 16(b) below. Buyer and Seller each further agree and covenant as follows:
(a)Neither Buyer nor Seller shall disclose or authorize the disclosure of the terms of this Agreement or any instruments, documents, or assignments delivered in connection with this Agreement, or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication, provided that, following the Closing, Buyer shall be entitled to issue press releases disclosing that the Transactions have occurred, provided that such press releases are approved in advance by Seller’s Investment Advisor, which approval may be withheld in Seller’s Investment Advisor’s sole discretion.
(b)Nothing in this Paragraph 16 shall prevent either Buyer or Seller from disclosing any information otherwise deemed confidential under this Agreement (i) in connection with that party’s enforcement of its rights hereunder; (ii) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (iv) to current or potential investors, participants or assignees in or of the transaction contemplated by this Agreement or such party’s rights therein. The provisions of this Paragraph 16 shall survive termination of this Agreement and the Closing.
17.Exculpation. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent of Seller shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member retirant, beneficiary, internal investment contractor or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Buyer hereby waives and releases any and all such personal liability and recourse. In addition, Buyer acknowledges and agrees that prior to Closing Buyer and all other persons dealing with Seller must look solely to Seller’s interest in the Property for the enforcement of any claims against or liability of Seller, and after Closing Buyer and all other persons dealing with Seller shall be limited to the amount of the Purchase Price for the enforcement of any claims against or liability of Seller, to the extent such claims are not otherwise limited in this Agreement. The limitations of liability provided in this Paragraph 17 are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or provided by law or in any other contract, agreement or instrument.

18.Execution of Documents by Seller. Buyer understands that for administrative reasons Seller requires up to three (3) business days to sign any document and an additional two (2) business days to deliver such document into Escrow. All documents requiring execution by Seller shall be agreed upon and prepared in final execution form and received by Seller to allow for compliance with the foregoing schedule. In the event any of the foregoing conditions are not complied with in accordance with the foregoing schedule, the Closing shall be automatically extended by the number of days necessary to allow Seller the time periods set forth above for the execution and delivery of documents. Documents that may be executed on Seller’s behalf by Seller’s Investment Advisor and delivered by facsimile or email, which are, therefore, not subject to the time periods provided for in this Paragraph 18, include the Closing Statement, owner’s affidavit, gap indemnity and similar title documents, if any, any extension of the Due Diligence Period or the Closing Date (which extension may contemplate Buyer’s delivery of an additional deposit into Escrow), any amendment which contemplates an increase in the Purchase Price, and any amendment or other response to Buyer’s due diligence items or title objections (which may contemplate additional conditions to closing).
19.Sophistication of the Parties. Buyer and Seller are sophisticated in the buying and selling of income producing property similar to the Property and each has engaged its own sophisticated real estate counsel and advisors. Buyer and Seller each has knowledge and experience in financial and business matters to enable them each to evaluate the merits and risks of the Transactions contemplated hereby. Neither Buyer nor Seller is in a disparate bargaining position with respect to the other. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question.
20.Notice. Any notice or other communication required or permitted to be given under this Agreement, or by law, shall be in writing and either (a) personally delivered, (b) sent by United States mail, registered or certified, or express mail, postage prepaid, return receipt requested, (c) sent by any nationally-recognized overnight courier service that provides receipted delivery service, delivery charges prepaid, return receipt requested, or (d) sent by telecopy facsimile with confirmation of delivery; and each such notice or communication shall be deemed to have been duly given or made as of the following date: (i) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented; (ii) if sent or mailed by certified United States mail, return receipt requested, or by Federal Express, Express Mail or other mail or courier service, then as of the date received; or (iii) if sent by facsimile, then either (A) as of the date on which the appropriate electronic confirmation of receipt is received by the sending party at or before 5:00 p.m. (receiver’s time) on any business day, or (B) as of the next business day if the time of the appropriate electronic confirmation of receipt received by the sending party is after 5:00 p.m. (receiver’s time) or is not a business day. All such communications shall be addressed as follows (which address(es) for a party may be changed by that party from time to time by written notice to the other parties in the manner aforesaid). No such communications to a party shall be effective unless and until deemed received at all address(es) for such party. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to provide or is required to provide hereunder. E-mail addresses, if included, are for convenience only. No notice, approval, consent, demand or other communication delivered by e-mail shall be of any force or effect unless and until also delivered in a manner otherwise authorized by this Paragraph 20. E-mail addresses, if included, are for convenience only, except as hereinafter expressly provided. No notice, request for approval or consent, demand or other communication delivered by e-mail shall be of any force or effect unless on its face it clearly states that it is intended to constitute a formal notice, approval, consent, demand or other communication under this Agreement, and such e-mail notice shall be deemed to have been duly given or made either (x) as of the date on which the appropriate electronic confirmation of receipt is received by the sending party at or before 5:00 p.m. (receiver’s time) on any business day, or (y) as of the next business day if the time of the appropriate electronic confirmation of receipt received by the sending party is after 5:00 p.m. (receiver’s time) or is not a business day.

If to Buyer:
Rexford Industrial Realty, L.P.
11620 Wilshire Boulevard, Suite 1000
Los Angeles, California 90025
Attention: Howard Schwimmer and David Lanzer
Phone: (310) 966-1680
Fax: (310) 966-1690
E-mail: HowardS@rexfordindustrial.com
              DLanzer@rexfordindustrial.com

With a copy to:

Greenberg Glusker Fields Claman & Machtinger LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067
Attention: Kenneth S. Fields, Esq.
Phone: (310) 201-7462
Fax: (310) 201-2376
E-mail: KFields@greenbergglusker.com

If to Seller:
CSHV Rancho Pacifica, LLC
c/o California State Teachers’ Retirement System
100 Waterfront Place, 15th Floor
West Sacramento, California 95605-2807
Attention: CalSTRS - Lamont T. King, Jr., Legal Office
Phone: (916) 414-1730
Fax: (916) 414-1723
E-mail: lking@calstrs.com

And Attention: Henry J. Thomas Phone: (916) 414-7975 Fax: (916) 414-7984 E-mail: hthomas@calstrs.com

With a copy to:
CBRE Global Investors, LLC
515 South Flower Street, 31st Floor
Los Angeles, California 90071
Attention: Anthony Ecker
Phone: (213) 683-4345
Fax: (213) 683-43041
E-mail: tony.ecker@cbreglobalinvestors.com

And a copy to:
Cox, Castle & Nicholson LLP
2029 Century Park East, Suite 2100
Los Angeles, California 90067
Attention: Amy H. Wells, Esq.
Phone: (310) 284-2233
Fax: (310) 284-2100
E-mail: awells@coxcastle.com

And

Attention: Ryan E. Dosh, Esq.
Phone: (310) 284-2147
Fax: (310) 284-2100
E-mail: rdosh@coxcastle.com

If to Title Company:
First American Title Insurance Company
National Commercial Services
777 South Figueroa Street, 4th Floor
Los Angeles, California 90017
Attention: Maurice Neri
                  Bobby Hatfield
Phone: (213) 271-1737
             (949) 584-4542
Fax: (714) 361-3603
E-mail: mneri@firstam.com
             bhatfield@firstam.com

If to Escrow Holder:
First American Title Insurance CompanyNational Commercial Services
777 South Figueroa Street, 4th Floor
Los Angeles, California 90017
Attention: Maurice Neri
Phone: (213) 271-1737
Fax: (714) 361-3603
E-mail: mneri@firstam.com

21.Miscellaneous.
(a)Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and administrators.

Except pursuant to this Paragraph 21(a), neither Buyer nor Seller shall assign its right, title or interest in or to this Agreement. Notwithstanding the foregoing, Buyer and Seller may assign all right, title or interest in or to this Agreement to an entity which controls, is controlled by or is under common control with the assignor; provided that to be effective, any such assignment must be in writing, must contain an express assumption by the assignee of the assignor’s duties, obligations and liabilities under this Agreement and the identity of the assignee must be provided to the other party at least ten (10) business days prior to Closing, and provided further that in the event of any such assignment, the assignor shall not be released from any of its duties, obligations or liabilities under this Agreement. Without limiting and notwithstanding the above, in no event shall a party have the right to assign its right, title or interest in or to this Agreement to any party which could not make the representations and warranties set forth in Paragraph 9(a) (with respect to Buyer) and Paragraph 9(b) (with respect to Seller), above.
(b)Amendments. This Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.
(c)Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without reference to choice of law principles which might indicate that the law of some other jurisdiction should apply.
(d)Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa. This Agreement shall not be construed against either Buyer or Seller but shall be construed as a whole, in accordance with its fair meaning, and as if prepared by Buyer and Seller jointly.
(e)No Obligation to Third Parties. Except to Seller Parties as expressly set forth in this Agreement, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate either of the parties hereto to, any person or entity not a party to this Agreement.
(f)Further Assurances. Each of the parties shall execute such other and further documents and do such further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Agreement.
(g)Merger of Prior Agreements. This Agreement and the schedules and exhibits hereto, together with that certain Property Access and Indemnity Agreement, executed by Buyer, constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof, including, without limitation, any letter of intent, which shall be of no further force or effect upon execution of this Agreement by Buyer and Seller.
(h)Enforcement. In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys’ fees. In addition to the foregoing award of costs and fees, the prevailing party shall also be entitled to recover its attorneys’ fees incurred in any post judgment proceedings to collect or enforce any judgment. This provision is separate and several and shall survive the merger of this Agreement or any such other document into any judgment on this Agreement or such document.
(i)Time. Time is of the essence of this Agreement. For purposes of this Agreement “business day” shall mean any day other than a Saturday, Sunday, California State or national holiday or other day on which commercial bankers in California are generally not open for business. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day, in which event the period shall run to and include the next day which is a business day, except with respect to the Closing Date, in which event the period shall run to and occur the second next day which is a business day. All references to a particular time of day shall refer to the time zone in which the Property is located.
(j)Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
(k)No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and executed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.
(l)Legal Representation. Each party has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party and its counsel have had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.
(m)Schedules and Exhibits. All references in this Agreement to exhibits and schedules shall, unless otherwise expressly provided, be deemed to be references to the exhibits and schedules attached to this Agreement. All such exhibits and schedules attached hereto are incorporated into this Agreement as though fully set forth herein.
(n)Intentionally Omitted.
(o)Indemnity. The following provisions govern actions for indemnity under this Agreement or any document or instrument executed pursuant to this Agreement. The indemnitor shall be responsible for any costs, expenses, judgments, damages, liability and losses incurred by the indemnitee with respect to any and all indemnified claims, and the indemnitor, at the indemnitor’s sole cost and expense, shall assume the defense of any and all indemnified claims, with counsel reasonably acceptable to the indemnitee; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential conflicting interests between such indemnitee and any other party represented in such proceeding by counsel retained by the indemnitor. Any delay by the indemnitee in delivering written notice to the indemnitor after indemnitee receives notice of an indemnified claim shall not relieve the indemnitor of any liability to the indemnitee unless, and then only to the extent that, such delay is actually prejudicial to the indemnitor’s ability to defend such action, and the failure to deliver written notice to the indemnitor will not relieve the indemnitor of any other liability that it may have to any indemnitee. The settlement of a claim without the prior written consent of the indemnitor shall not release the indemnitor from liability with respect to such claim if the indemnitor has unreasonably withheld consent to such settlement or has failed to provide or pay for a defense thereof as provided herein. All fees, costs and expenses to be paid by indemnitor hereunder shall be made on a “paid as incurred” basis within thirty (30) days of the indemnitor’s receipt of a statement or invoice therefor. Should the indemnitor object to any such fees, costs or expenses the indemnitor shall nevertheless pay such fees, costs and expenses within said thirty (30) days which payment, if expressly stated in writing at the time of such payment to be “under protest”, shall not prejudice the indemnitor’s right to subsequently object to such fee, cost or expense paid under protest.
(p)Signer’s Warranty. Each individual executing this Agreement on behalf of an entity hereby represents and warrants to the other party or parties to this Agreement that (i) such individual has been duly and validly authorized to execute and deliver this Agreement and any and all other documents contemplated by this Agreement on behalf of such entity; and (ii) this Agreement and all documents executed by such individual on behalf of such entity pursuant to this Agreement are and will be duly authorized, executed and delivered by such entity and are and will be legal, valid and binding obligations of such entity, provided that such individual shall not incur any personal liability in connection with this Paragraph 21(p).
(q)No Offer or Binding Contract. The parties hereto agree that the submission of an unexecuted copy or counterpart of this Agreement by one party to another is not intended by either party to be, or be deemed to be a legally binding contract or an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and both Seller and Buyer have fully executed and delivered this Agreement.
(r)Counterparts. This Agreement, and any document executed in connection with this Agreement, may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on a single counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. Any signature page of this Agreement, and any document executed in connection with this Agreement, may be detached from any counterpart of this Agreement or such other document and reattached to any other counterpart of this Agreement or such other document identical in form hereto or thereto but having attached to it one or more additional signature pages. This Agreement, and any document executed in connection with this Agreement (except for the Deed or any other document to be recorded), shall be deemed executed and delivered upon each party’s delivery of executed signature pages of this Agreement or such other document, which signature pages may be delivered by facsimile or electronic mail with the same effect as delivery of the originals. The original of any such document executed in counterparts shall be delivered promptly following the execution thereof.
(s)Survival. Whether or not expressly so stated elsewhere in this Agreement, the following provisions of this Agreement shall survive Closing and shall not be merged into the execution, delivery or recording of the Deed: Paragraphs 4(b), 4(f), 5(c), 5(d), 8(a), 8(i), 8(j), 9(c), 9(d), 9(e), 15, 16, 17, 19, 20 and 21. All other terms and provisions of this Agreement shall merge with and terminate upon recordation of the Deed.
(t)1031 Exchange. Seller acknowledges that Buyer may engage in a tax-deferred exchange (the “Exchange”) pursuant to Section 1031 of the Code with respect to Buyer’s acquisition of the Property. As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with the Exchange, and hereby consents to the assignment of this Agreement to the qualified intermediary, but only on the condition that (i) the Exchange shall not delay Closing, (ii) the consummation or accomplishment of the Exchange shall not be a condition precedent or condition subsequent to Buyer’s obligations under this Agreement, (iii) Seller shall have no obligation to take title to any property in connection with the Exchange, (iv) Seller shall not be required to incur any obligations or liabilities in connection with the Exchange, (v) Buyer shall not be released of its obligations under this Agreement as a result of the Exchange, (vi) Buyer shall provide notice to Seller of the Exchange at least ten (10) business days prior to Closing, and (vii) Buyer shall reimburse Seller for Seller’s reasonable costs and expenses, if any, incurred in connection with the Exchange. Seller shall have no obligation to execute any documents or to undertake any action by which Seller would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement. Buyer shall indemnify and defend Seller and hold Seller harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, attorneys’ fees and costs, arising out of or in any way connected with the Exchange.
(u)SEC Reporting Requirements. Buyer has advised Seller that Buyer may be required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent preacquisition fiscal year and the current fiscal year through the Closing Date. In connection therewith, Seller agrees to provide to Buyer and Buyer’s Representatives access to those items set forth on Exhibit K attached hereto (the “SEC Filing Information”) promptly following the Effective Date and no later than July 7, 2017; provided, however, that (i) nothing herein shall require Seller to conduct its own audits, generate or provide access to any requested materials that are not in the possession of Seller’s Investment Advisor or disclose any Confidential Information, (ii) the provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties of Seller under this Agreement, and shall not expose Seller to any liability on account thereof whatsoever, including any liability to Buyer, the Securities and Exchange Commission or anyone claiming by, through or under Buyer for the integrity or accuracy of the materials provided pursuant to this Paragraph 21(u), and (iii) Seller’s obligation to deliver the SEC Filing Information shall survive the Closing for a period of six (6) months. Buyer hereby agrees to reimburse Seller for those reasonable third-party, out-of-pocket costs and expenses that Seller incurs (inclusive of the costs of any agents or consultants of Seller, including, without limitation, reimbursement of time spent by employees of such parties in connection therewith at such employees’ hourly rates) in order to comply with the foregoing requirement, and the cost of performing the SEC Filings and audit shall be solely the responsibility, obligation and liability of Buyer. Neither Buyer nor anyone claiming by, through or under Buyer (including, without limitation, the Buyer Representatives and Buyer’s accountants, auditors and investors) shall use the SEC Filing Information, audit or results of the audit to make a claim against or seek damages from Seller or any Seller Parties in connection with an alleged breach of this Agreement or otherwise. Buyer shall indemnify, defend and hold Seller and Seller Parties harmless from any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, attorneys’ fees and costs, arising out of or in any way connected to the SEC Filings. The indemnity and related obligations of Buyer set forth in this Paragraph 21(u) shall survive the Closing for the statute of limitations period applicable to such claim.
[Remainder of page intentionally left blank,
signatures commence on following page]

[Signature Page to Purchase and Sale Agreement and Joint Escrow Instructions]
IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement as of the Effective Date.

“Seller”

CSHV RANCHO PACIFICA, LLC,
a Delaware limited liability company

By:	California State Teachers’ Retirement System, a public entity, its sole member

	By:	/s/ Michelle Cunningham

Michelle Cunningham, CFA
Deputy Chief Investment Office
(Print Name and Title)

“Buyer”

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation,
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Its:	Co-CEO

[Signatures continue on following page]

[Signature Page to Purchase and Sale Agreement and Joint Escrow Instructions]
First American Title Insurance Company agrees to act as Escrow Holder in accordance with the terms of this Agreement, and to comply with the terms and provisions of this Agreement. First American Title Insurance Company agrees to comply with all reporting requirements of Section 6045 of the United States Internal Revenue Code and the regulations promulgated thereunder.

First American Title Insurance Company

By:	/s/ Maurice Neri

Maurice Neri, AVP
(Print Name and Title)

[End of signatures]

EXHIBIT A
LEGAL DESCRIPTION

Parcel 1-A:

Parcel 1 of Parcel Map No. 17994, in the County of Los Angeles, State of California, as per map recorded in Book 204 Pages 34 through 37 inclusive of Maps, in the office of the County Recorder of said County.

EXCEPT therefrom all oil, minerals, natural gas, and other hydrocarbons by whatsoever name known that may be within or under the herein conveyed Parcel of Land, and the rights thereto, together with certain other conditions, as excepted and reserved in deed (State Parcel 12000) to the State of California recorded August 6, 1956 in Book 51936 Page 214 of Official Records in said office.

Parcel 1-B:

A perpetual easements appurtenant to Parcel 1 of Parcel Map 17994 for ingress, egress. drainage, public utility, and incidental purposes, over that portion of said Parcel Map 17994, shown and defined as Pacifica Place (private and future street), EXCEPT THEREFROM any portion lying within Parcel 1 of said Parcel Map 17994 as created pursuant to Declaration of Reciprocal Easements recorded October 17, 1988 as Instrument No. 88-1665900 Official Records.

Parcel 1-C:

A perpetual easement appurtenant to Parcel 1 of Parcel Map 17994 for ingress and egress purposes within Parcel No. 2 as shown on said Parcel Map No. 17994, over and along a strip of land 13.00 feet in width, the Westerly line thereof being described as follows:

Beginning at the most Southerly Southwest corner of said Parcel No. 2; thence North 25° 22' 34" West 55.00 feet; thence North 4° 03' 09" West 1,222.00 feet.

EXCEPT therefrom that portion thereof within Pacifica Place (private and future street), as created pursuant to Declaration of Reciprocal Easements recorded October 17, 1988 as Instrument No. 88-1665900 Official Records.

Parcel 1-D:

A perpetual easement appurtenant to Parcel 1 of Parcel Map 17994, for ingress and egress purposes within Parcel No. 8 as shown on said Parcel Map No. 17994, over and along two strips of land described as follows:

Strip No. 1:

A strip of land 30.00 feet in width, the centerline of said strip of land being described as follows:

Beginning at the most Easterly Southeast corner of said Parcel No. 1; thence South 89° 57' 49" West along the Westerly prolongation of that certain line in the Northerly boundary of said Parcel 8 shown on said map as having a bearing and distance of "North 89° 57' 49" East 255.77 feet", 24.00 feet to the true point of beginning; thence South 33° 18' 40" West 92.78 feet to a point in a line parallel with and distant 258.50 feet Northerly of the Southerly line of said Parcel No. 8, said point hereinafter referred to as Point "A".

Strip No. 2:

A strip of land 26.00 feet in width, the centerline of said strip of land being described as follows:

Beginning at said Point "A"; thence South 89° 57' 49" West, along said parallel line, 383.48 feet to the Northwesterly boundary of said Parcel No. 8.

The side lines of said strips of land shall be shortened or extended to terminate in each other, in the Northwesterly and Northerly boundary of said Parcel No. 8 and in the Southwesterly line of Pacifica Place (private and future street) as created pursuant to recordation of Parcel Map 17994.

Parcel 2-A:

Parcel 2 of Parcel Map No. 17994, in the County of Los Angeles, State of California, as per map recorded in Book 204 Pages 34 through 37 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom all oil, minerals, natural gas, and other hydrocarbons by whatsoever name known that may be within or under the herein conveyed parcel of land , and the rights thereto, together with certain other conditions, as excepted and reserved in deed (State Parcel 12000) to the State of California recorded August 6, 1956 in Book 51936 Page 214 of Official Records in said Office.

Parcel 2-B:

Perpetual easements appurtenant to Parcel 2 of Parcel Map 17994 for ingress, egress, drainage, public utilities and incidental purposes, over that portion of said Parcel Map 17994, shown and defined as Pacifica Plane (private and future street), except therefrom any portion lying within Parcel 2 of said Parcel Map 17994 as created pursuant to Declaration of Reciprocal Easements recorded October 17, 1988 as Instrument No. 88-1695900 Official Records.

Parcel 2-C:

A perpetual easement appurtenant to Parcel 2 of Parcel Map 17994, for ingress and egress purposes within Parcel No. 1 as shown on said Parcel Map No. 17994, over and along a strip of land 13.00 feet in width, the Easterly line thereof described as follows:

Beginning at the most Southerly Southeast corner of said Parcel Map No. 1; thence North 25° 22' 34" West 55.00 feet; thence North 4° 03' 09" West 1222.00 feet.

EXCEPT therefrom that portion thereof within Pacifica Place (private and future street) as created pursuant to Declaration of Reciprocal Easements recorded October 17, 1988 as Instrument No. 88-1695900 Official Records.

Parcel 3-A

Parcel 3 of Parcel Map No. 17994, in the County of Los Angeles, State of California, as per map filed in Book 204 Pages 34 through 37 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom that portion of said Parcel Map No. 3 as described on Certificate of Compliance recorded October 13, 1989 as Instrument No. 89-1655714 of Official Records, lying Northerly and Easterly of the following described line:

Beginning at a point in the Northerly line of Parcel No. 4 as shown on said Parcel Map No. 17994 distant thereon North 88° 06' 06" East 140.40 feet from the Westerly terminus of that certain course in the Northerly of said Parcel No. 3 shown on said Parcel Map as having a bearing and distance of "North 88° 06' 06" East 132.73 feet; thence South 1° 53' 54" East 26.24 feet to a point in a line which bears South 84° 35' 44" West and passes through a point in the Southerly prolongation of the Westerly line of the Easterly 65.00 feet of Parcel No. 4 as shown on Parcel Map No. 16827, filed in Parcel Map Book 204, Pages 25 and 26, in the office of the County Recorder of said County, distant thereon South 1° 53' 54" East 11.84 feet from the Northerly line of Parcel No. 4 of said Parcel Map No. 17994; thence South 84° 35' 44" West 110.61 feet; thence South 1° 53' 54" East 9.00 feet; thence South 88° 06' 06" West 22.00 feet to the beginning of a tangent curve concave Northeasterly and having a radius of 50.00 feet; thence Westerly, Northwesterly and Northerly along said curve a distance of 78.54 feet through a central angle of 90° 00' 00"; thence tangent to said curve North 1° 53' 54" West 162.00 feet; thence North 88° 06' 06" East 8.00 feet; thence North 1° 53' 54" West 30.00 feet; thence North 8° 10' 32" West 100.60 feet; thence North 17° 26' 12" East 60.41 feet; thence North 1° 53' 54" West 8.00 feet; thence North 33° 38' 22" East 43.01 feet to the most Northerly Northeast corner of Parcel No. 3 of said Parcel Map No. 17994; thence, along the Easterly line of said Parcel No. 3, South 1° 53' 54" East 40.00 feet to an angle point in the boundary of said Parcel No. 3; thence, along the Northerly line of said Parcel No.'s 3 and 4, North 88° 06' 06" East 140.40 feet to the point of beginning.

ALSO EXCEPT therefrom all oil, minerals natural gas, and other hydrocarbons by whatsoever name known that may be within or under the herein conveyed Parcel of land, and the rights thereto, together with certain other conditions, as excepted and reserved in deed (State Parcel 12000) to the State of California, recorded August 6, 1956 in Book 51936 Page 214 of Official Records in said Office.

Parcel 3-B:

A perpetual easements appurtenant to Parcel 3 of Parcel Map 17994 for ingress, egress, drainage, public utilities, and incidental purposes, over that portion of said Parcel Map 17994, shown and defined as Pacifica Place (private and future street), as EXCEPT any portion lying within Parcel 3 of said Parcel Map 17994 as created pursuant to Declaration of Reciprocal Easements recorded September 20, 1988 as Instrument No. 88-1511176 Official Records.

Parcel 3-C:

A perpetual easement appurtenant to Parcel 3 of Parcel Map 17994, for ingress and egress purposes within Parcel No. 4 as shown on said Parcel Map NO. 17994, over and along a strip of land 11.50 feet in width, the Westerly line thereof being described as follows:

Beginning at the Southwesterly corner of said Parcel Map No. 4; thence along the Westerly boundary of said Parcel No. 4, North 12° 54' 24" West 62.99 feet and North 4° 03' 09" West 786.00 feet.

EXCEPT therefrom that portion thereof within Pacifica Place (private and future street) as created pursuant to Declaration of Reciprocal Easements recorded September 20, 1988 as Instrument No. 88-1511176 Official Records.

Parcel 3-D:

A perpetual easement appurtenant to Parcel 3 of Parcel Map 17994, for parking purposes within Parcel No. 4 as shown on said Parcel Map No. 17994, on a strip of land 18.00 feet in width, the Westerly line thereof being described as follows:

Beginning at a point in the Westerly boundary of said Parcel No. 4 distant thereon North 4° 03' 09" West 136.00 feet from the Southerly terminus of that certain course in the Westerly boundary of said Parcel No. 4 shown on said map as having a bearing and distant of "North 04° 03' 09" West 912.07 feet; thence North 85° 56' 51" East 11.50 feet to the true point of beginning; thence, parallel with said Westerly boundary, North 4° 03' 09" West 576.00 feet, as created pursuant to Declaration of Reciprocal Easements recorded September 20, 1988 as Instrument No. 88-1511176 Official Records.

Parcel 4-A:

Parcel 4 of Parcel Map No. 17994, in the County of Los Angeles, State of California, as per map recorded in Book 204 Pages 34 through 37 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom that portion of said Parcel No. 4, as described on Certificate of Compliance, recorded October 13, 1988 as Instrument No. 88-1655714 of Official Records lyings Westerly and Northerly of the following described line:

Beginning at the intersection of the Northerly line of said Parcel No. 4 with the Westerly line of the Easterly 65.00 feet of Parcel No. 4 as shown on Parcel Map No. 16827 filed in Book 204 Pages 25 and 26 in the office of the County Recorder; thence along the Southerly prolongation of said Westerly line, South 1° 53' 54" East 11.84 feet; thence South 84° 35' 44" West 242.12 feet to the Westerly line of Parcel No. 4 of said Parcel Map No. 17994, distant thereon South 4° 03' 09" East 26.66 feet from the Northwest corner of said Parcel No. 4.

ALSO EXCEPT therefrom all oil, minerals, natural gas, and other hydrocarbons by whatsoever name known that may within or under the herein conveyed Parcel of land, and the rights thereto, together with certain other conditions, as excepted and reserved in deed (State Parcel 12000) to the State of California, recorded August 6, 1956 in Book 51936 Page 214 of Official Records in said Office.

Parcel 4-B:

A perpetual easements appurtenant to Parcel 4 of Parcel Map 17994, for ingress, egress, drainage and public utilities and incidental purposes, over that portion of said Parcel Map 17994, shown and defined as Pacifica Place (Private and Future Street), except therefrom any portion lying within Parcel 4 of said Parcel Map 17994, as created pursuant to Declaration of Reciprocal Easements recorded September 20, 1988 as Instrument No. 88-1511176, Official Records.

Parcel 4-C:

A perpetual easement appurtenant to Parcel 4 of Parcel Map 17994, Official Records ingress and egress within Parcel No. 3 as shown on said Parcel Map No. 17994, over and along a strip of land 14.50 feet in width, the Easterly line thereof being described as follows:

Beginning at the Southeasterly corner of said Parcel No. 3; thence along the Easterly boundary of land Parcel No. 3, North 12° 54' 24" West 62.99 feet and North 4° 03' 09" West 786.00 feet.

EXCEPT therefrom that portion thereof within Pacifica Place (Private and Future Street) as created pursuant to recordation of Parcel Map 17994.

Parcel 4-D:

A perpetual easement appurtenant to Parcel 4 of Parcel Map 17994, for ingress and egress purposes within Parcel No. 5 as shown on said Parcel Map No. 17994, over and along a strip of land 13.00 feet in width, the Westerly line thereof being described as follows:

Beginning at the Southwesterly corner of said Parcel No. 5; thence along the Southerly and Westerly boundary of said Parcel No. 5 North 51° 20' 10" West 113.26 feet and North 4° 03' 09" West 396.00 feet, as created pursuant to Declaration of Reciprocal easements recorded September 20, 1988 as Instrument No. 88-1511176 Official Records.

Parcel 7-A:

Parcel 7 of Parcel Map No. 17994, in the County of Los Angeles, State of California, as per map recorded in Book 204 Pages 34 through 37 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom all oil, minerals, natural gas and other hydrocarbons by whatsoever name known that may be within or under the herein conveyed Parcel of land, and the rights thereto, together with certain other conditions, as excepted and reserved in deed (State Parcel 12000) to the State of California recorded August 6, 1956 in Book 51936 Page 214 of Official Records in said office.

Parcel 7-B:

Perpetual easements appurtenant to Parcel 7 of Parcel Map 17994, for ingress, egress, public utility, drainage and incidental purposes, over that portion of said Parcel Map 17994. shown and defined as Pacifica Place (private and future street).

EXCEPT therefrom any portion lying within Parcel 7 of said Parcel Map 17994, as created pursuant to Declaration of Reciprocal Easements recorded October 17, 1988 as Instrument No. 88-1665900 Official Records.

Parcel 8-A:

Parcel 8 of Parcel Map No. 17994, in the County of Los Angeles, State of California, as per map recorded in Book 204 Pages 34 through 37 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom all oil, minerals, natural gas, and other hydrocarbons by whatsoever name known that may be within or under the herein conveyed Parcel of land, and the rights thereto, together with certain other conditions, as excepted and reserved in deed (State Parcel 12000) to the State of California, recorded August 6, 1956 in Book 51936 Page 214 of Official Records in said office.

Parcel 8-B:

Perpetual easements appurtenant to Parcel 8 of Parcel Map 17994, for ingress, egress, public utility, drainage and incidental purposes, over that portion of said Parcel Map 17994, shown and defined as Pacifica Place (Private and Future Street), except therefrom any portion lying within Parcel 8 of said Parcel Map 17994, as created pursuant to Declaration of Reciprocal Easements recorded October 17, 1988 as Instrument No. 88-1665900 Official Records.

EXHIBIT B
ASSIGNMENT AND ASSUMPTION
THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made as of this        day of ______________, 2017, by CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (“Assignor”), in favor of ________________________(“Assignee”).
1.    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee as of the date title to the property described on Schedule 1 hereto (the “Property”) is transferred to Assignee (the “Transfer Date”), all of the following relating to the Property, to the extent assignable, and without representation or warranty of any kind whatsoever, express or implied:
(a)    any and all of Assignor’s right, title and interest, as lessor, in, to and under all leases, licenses and occupancy agreements affecting the Property (the “Leases”);
(b)    any and all of Assignor’s right, title and interest in, to and under all assignable contracts and agreements relating to the leasing, operation, maintenance and repair of Property set forth on Schedule 2 attached hereto (the “Operating Agreements”);
(c)    any and all assignable governmental licenses, permits, certificates (including certificates of completion and certificates of occupancy), authorizations and approvals held by Assignor in connection with the current occupancy, use and operation of, and construction upon, the Property (collectively, the “Permits”);
(d)    any and all assignable warranties and guaranties including, without limitation, contractor’s, architect’s and manufacturer’s warranties and guaranties held by Assignor and given by third parties with respect to the Property (collectively, the “Warranties”); and
(e)    any and all of Assignor’s right, title and interest in and to the non-exclusive use of the name “Rancho Pacifica Industrial Park” (the “Name”).
2.    Assignee accepts this Assignment and hereby assumes and agrees to perform from and after the Transfer Date (i) all of the covenants, agreements and obligations of the lessor under the Leases and (ii) all of Assignor’s covenants, agreements and obligations under the Operating Agreements, Permits, Warranties and Name.
3.    In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses in such litigation, including, without limitation, reasonable attorneys’ fees and expenses. In addition to the foregoing award of attorneys’ fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys’ fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

4.    This Assignment shall be binding on and inure to the benefit of the parties herein, their heirs, executors, administrators, successors-in-interest and assigns.
5.    This Assignment shall be governed by and construed in accordance with the laws of the State of California without reference to choice of law principles which might indicate that the law of some other jurisdiction should apply.
6.    Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under that certain Purchase and Sale Agreement and Joint Escrow Instructions dated _______________, 2017, by and between Assignor and [Assignee][______] in connection with the Property (the “Purchase Agreement”). In addition, notwithstanding anything to the contrary contained in this Assignment, it is expressly understood and agreed by and between the parties hereto that any liability of Assignor hereunder shall be limited as set forth in Paragraph 9(c) of the Purchase Agreement.
7.    This Assignment may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, and all of which shall constitute one and the same instrument as if all parties had signed the same signature page.
[Remainder of page intentionally left blank,
signatures commence on following page]

IN WITNESS WHEREOF, this Assignment and Assumption is made as of the day and year first above written.

ASSIGNOR:	CSHV RANCHO PACIFICA, LLC,
a Delaware limited liability company

	By:	California State Teachers’ Retirement System, a public entity, its sole member

By:

(Print Name and Title)

ASSIGNEE:	________________, a ____________________

By:

(Print Name and Title)

By:

(Print Name and Title)

EXHIBIT C

RECORDING REQUESTED BY:
_____________________________
_____________________________
_____________________________
WHEN RECORDED MAIL TO:
_____________________________
_____________________________
_____________________________
Attention: ____________________
MAIL TAX STATEMENT TO:
_____________________________
_____________________________
_____________________________
Attention: ____________________

(Space Above Line for Recorder’s Use Only)
GRANT DEED
The undersigned Grantor hereby declares that the amount of Documentary Transfer Tax due on this Grant Deed is:
$ _________    County
$ _________    City

☐	Computed on the consideration or value of the property conveyed; OR

☐	Computed on the consideration or value less liens or encumbrances remaining at time of sale.

FOR VALUE RECEIVED, CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (“Grantor”), grants to _____________________, a __________________________ (“Grantee”), all that certain real property situated in the City of Rancho Dominguez, County of Los Angeles, State of California, described on Schedule 1 attached hereto and by this reference incorporated herein (the “Property”).

SUBJECT TO the following:
(a)    All liens, encumbrances, easements, covenants, conditions, restrictions and other matters of record;
(b)    All matters which a correct survey of the Property would disclose;
(c)    All matters which could be ascertained by a physical inspection of the Property;
(d)    Interests of parties in possession;
(e)    Any and all liens not yet delinquent for real property and personal property taxes and for general and special assessments against the Property; and
(f)    Building and zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Property.

[Signature page follows]

IN WITNESS WHEREOF, the Grantor has caused its corporate name to be hereunto subscribed as of ___________________, 2017.

CSHV RANCHO PACIFICA, LLC,
a Delaware limited liability company

By:	California State Teachers’ Retirement System, a public entity, its sole member

By:

(Print Name and Title)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA        )
)    ss:
COUNTY OF YOLO            )
On ______________, 2017, before me, _________________________________, Notary Public
(insert name and title of the officer)
personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature: _______________________________________
[Seal]

EXHIBIT D
BILL OF SALE
This Bill of Sale is made as of this ____ day of ____________, 2017, by CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (“Seller”), in favor of __________________________ (“Buyer”).
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby assigns and transfers to Buyer, its successors and assigns, all of Seller’s right, title and interest in and to all the personal property (collectively, the “Personal Property”) owned by Seller, if any, located on the real property more particularly described on Schedule 1 hereto.
The Personal Property transferred hereby is transferred “AS IS”, “WHERE IS” and “WITH ALL FAULTS”, and without any representation or warranty whatsoever.
Seller’s obligations with respect to this Bill of Sale are limited as set forth in Paragraph 9(c) of that certain Purchase and Sale Agreement and Joint Escrow Instructions by and between Seller and [Buyer][_________], dated as of ______________, 2017.
IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first above written.

CSHV RANCHO PACIFICA, LLC,
a Delaware limited liability company

By:	California State Teachers’ Retirement System, a public entity, its sole member

By:

(Print Name and Title)

D-1

EXHIBIT E
CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the United States Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity that has legal title to a U.S. real property interest under local law, and not the disregarded entity itself, is treated as the transferor of the property. CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (“Seller”), is conveying certain U.S. real property rights to [_______________], a [_______________] (“Transferee”). Seller is owned one hundred percent (100%), either directly or indirectly, by the CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Transferor”). To inform Transferee that withholding of tax will not be required upon the transfer of a U.S. real property interest to Transferee by Seller, Transferor hereby certifies to Transferee the following:
1.    Seller is a disregarded entity and Transferor is not a disregarded entity (each as such term is defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations promulgated thereunder).
2.    Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Code and the Income Tax Regulations promulgated thereunder).
3.    Transferor’s United States employer identification number is: 94-6291617.
4.    Transferor’s office address is: 100 Waterfront Place, 15th Floor, West Sacramento, CA 95605-2807.
Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete.
Dated as of: ____________________, 2017

TRANSFEROR:

CALIFORNIA STATE TEACHER'S RETIREMENT SYSTEM, a public entity

By:

(Print Name and Title)

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EXHIBIT F
NOTICE TO TENANT
_______________, 2017
Certified Mail
Return Receipt Requested
____________________________
____________________________
____________________________
____________________________
Re: Sale of Property
This is to notify you that CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (“Seller”), has sold its interest in the property located at ______________________________________________ (the “Property”) to _______________________ (“Buyer”), and in connection therewith has assigned its interest as landlord under your Lease to Buyer.
Seller has also delivered your security deposit in the amount of $____________ (after deducting $____________ therefrom on account of claims made against the deposit pursuant to the Lease) to Buyer. Buyer’s address and telephone number are ___________________. Please direct all future rental and other payments and communications under your Lease to Buyer at that address.

CBRE GLOBAL INVESTORS, LLC

By:

(Print Name and Title)

F-1

EXHIBIT G
TENANT ESTOPPEL CERTIFICATE
[Date]
BUYER:
_____________________________
_____________________________
_____________________________

SELLER:
CSHV RANCHO PACIFICA, LLC
c/o CBRE Global Investors, LLC
515 South Flower Street, 31st Floor
Los Angeles, California 90071
Attention: Anthony Ecker

Re:
Lease dated _______________________, 20___ (the “Lease”) executed between _______________________ (“Landlord”), and _______________________ (“Tenant”), for those premises located at _______________________.

Gentlemen:
The undersigned Tenant understands that Buyer intends to acquire fee title to that property located at __________ (the “Property”) from Seller. The undersigned Tenant does hereby certify to you as follows:
1.    Tenant has entered into a certain lease together with all amendments (the “Lease”) as described on Schedule 1 attached hereto.
2.    The Lease is in full force and effect and has not been modified, supplemented, or amended except as set forth on Schedule 1 attached hereto.
3.    Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease, and there are no facts or circumstances currently existing that, with the giving of notice or the passage of time or both, will become a default of Landlord under the Lease.
4.    Tenant has no knowledge of any defaults on the part of Tenant under the Lease, and there are no facts or circumstances currently existing that, with the giving of notice or the passage of time or both, will become a default of Tenant under the Lease.
5.    Tenant does not claim any offsets or credits against rents payable under the Lease.

G-1

6.    Tenant has not paid a security or other deposit with respect to the Lease, except as follows: __________________.
7.    Tenant has fully paid rent to and including the month of _______________________, 20___.
8.    Tenant has not paid any rentals in advance except for the current month of _______________________, 20___.
9.    The Lease expires on _______________________.
10.    Tenant has no options, rights of first offer or rights of first refusal to purchase the Property, except as set forth in the Lease described on Schedule 1 attached hereto.
11.    There are no actions, whether voluntary or otherwise, pending against Tenant pursuant to the bankruptcy or insolvency laws of the United States or any state.
12.    The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord and (ii) Buyer or any other purchaser of the Property (in each case, including Buyer and its successors or assigns) (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

TENANT:
, a

By:
Name:
Title:

G-2

EXHIBIT J
LEASING COSTS

None.

J-1

EXHIBIT K

SEC REPORTING REQUIREMENTS

1.    Consolidated Trial Balance (1/1/2016 -12/31/2016) and by building (If available)

2.    Consolidated Trial Balance (1/1/2017 - Closing Date) and by building (if available)

3.    Consolidated General Ledger (1/1/2016 - 12/31/2016) and by building (if available)

4.    Consolidated General Ledger (1/1/2017 - Closing Date) and by building (if available)

5.    Consolidated Operating Statements for the full 12 months of 2016

6.    Consolidated Operating Statements for 2017 through the Closing Date

7.    Cash Receipts Ledger for January 2016 - December 2016

8.    Cash Receipts Ledger for January 2017 - Closing Date

9.    Monthly Bank Statements from January 2016 - December 2016

10.    Monthly Bank Statements from January 2017 - Closing Date

11.    Cash Disbursements Ledger for January 2016 - December 2016

12.    Cash Disbursements Ledger for January 2017 - Closing Date

13.	Rent Rolls including step-ups for each month January 2016 - December 2016 (by building if available)

14.	Rent Rolls including step-ups for January 2017 through Closing Date (by building if available)

15.     2016 Fixed Assets Roll forward by building (including detail of capital expenditures)

16.    2016 CAM/tenant reimbursement reconciliations by building

17.    2016-2017 Real estate tax bills

18.    2015/2016, 2016/2017 and Supplemental Real estate tax bills for all buildings

19.    Insurance invoices that cover all of FY16 (for example, if the policy has a fiscal year end, provide both 2015/2016 and 2016/2017 invoices)

20.    Straight line rent schedules for all buildings (if applicable)

K-1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of July 10, 2017, between by and between REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (the “Buyer”), and CSHV RANCHO PACIFICA, LLC, a Delaware limited liability company (the “Seller”).
RECITALS
A.    Buyer and Seller have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of July 5, 2017 (the “Purchase Agreement”), in connection with the sale by Seller to Buyer of certain Property more particularly described therein. All capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.
B.    Buyer and Seller hereby desire to amend the Purchase Agreement as more particularly set forth herein.
AGREEMENT
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.Leasing Costs. The parties hereby agree that Exhibit J attached to the Purchase Agreement is deleted in its entirety and replaced with Exhibit J attached hereto.
2.No Waiver. Nothing contained herein shall be or be deemed to be a waiver by Buyer or Seller of any rights or remedies under the Purchase Agreement.
3.Reaffirmation. Except as expressly amended and modified hereby, the terms and provisions of the Purchase Agreement are hereby ratified and affirmed in their entirety.
4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. This Amendment shall be deemed executed and delivered upon each party’s delivery of executed signature pages, which signature pages may be delivered electronically or by facsimile with the same effect as delivery of the originals.
[Signatures commence on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions as of the date first written above.

“Seller”

CSHV RANCHO PACIFICA, LLC,
a Delaware limited liability company

By:	California State Teachers’ Retirement System, a public entity, its sole member

	By:	CBRE Global Investors, LLC, a Delaware limited liability company, its investment advisor

	By:	/s/ Anthony Ecker
Anthony Ecker, Senior Director,
Authorized Signatory

“Buyer”

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation,
its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Its:	Co-CEO

EXHIBIT J
LEASING COSTS

1.	Lamon’s Metal Gasket - $12,000

2.	Union Supply Company - $181,150

3.	Affiliated Pathologists Medical Group - $14,862

4.	eVox Productions - $2,387.77